                    APPLICATION SOFTWARE PURCHASE AGREEMENT


     THIS AGREEMENT made as of the 22 day of December 1997 (the "Effective
Date").

BETWEEN:

     CURTIS BARTLETT, an individual having a business address at #700, 300 5th S.W. Street, 7th Floor, Calgary, Alberta, T2P 3C4, Fax No.
(403) 215-5445 ("Agent"), as agent acting on behalf of G. Kingsley Ward and Barry Pike as joint venturers (each with an undivided 50% interest), and with authority delegated to him to enter into this Agreement;

OF THE FIRST PART AND

     ALYA INTERNATIONAL, INC., a Delaware corporation, having a business address at 2465 East Bayshore Road, No. 348, Palo Alto, CA 94303,
Fax No. (650) 361-8286 (hereinafter referred to as "Alya")

OF THE SECOND PART

WHEREAS:

1.   Alya is the legal and beneficial owner of the Purchased Assets; and

2. The Agent as purchaser herein, is acting as agent on behalf of the Joint Venturers, with all necessary authority delegated to him to enter into this Agreement; and

3. Alya has agreed to sell and assign the Purchased Assets to Agent, as agent on behalf of the Joint Venturers, for use in the Territory, and Agent has agreed to purchase the Purchased Assets on behalf of the Joint Venturers on the terms and conditions hereinafter set forth and contained.

     NOW THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

1.1       DEFINITIONS

     In this Agreement, the recitals and the schedules, if any, the following words, phrases and expressions shall have the following meanings:

a. "Application Software" means the computer programs consisting of the modules and having the functional and technical specifications more particularly described in Schedule A to this Agreement together with Enhancements;

b. "Asset Valuation Report" means the software valuation dated as of December 22, 1997, prepared for Agent by American Appraisal Canada, Inc.;

c. "Assigned Notes" means those promissory notes from Computron Management, Inc. with outstanding principal balances of Cdn.$190,000 and Cdn.$57,000, respectively, or an aggregate outstanding balance of approximately Cdn.$247,000.

d.   "Closing" has the meaning set out in Section 7.1;

e. "Closing Date" means December 22, 1997, or such other date as the parties may agree;

f. "Confidential Information" of a party (the "Disclosing Party") shall mean information of a confidential and proprietary nature relative to the Disclosing Party or its business and other matters deemed confidential and proprietary by the Disclosing Party, written notice of which is given to the party receiving such information (the "Receiving Party"); provided that the terms and subject matter of this Agreement and the Management Agreement, including the Application Software and the Purchased Assets, are deemed to be confidential without the need for written notice and shall at all times remain confidential, notwithstanding the exception to confidentiality noted in the next sentence. "Confidential Information" of the Disclosing Party shall not include:

     i. written information not clearly marked as confidential or oral disclosures not subsequently confirmed in writing as confidential;

     ii.  information which the Receiving Party can demonstrate

          A. was published or generally known in the industry at the time of its disclosure by the Disclosing Party, or became published or generally known in the industry without breach of this Agreement by the Receiving Party;


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

          B. was known to the Receiving Party at the time of disclosure by the Disclosing Party, independently of the Disclosing Party and without breach of an obligation of confidentiality to the Disclosing Party;

          C. is disclosed to the Receiving Party by a third party which had a right to disclose such information and was not in breach of an obligation of confidentiality to the Disclosing Party;

          D. is independently developed by the Receiving Party without use, directly or indirectly, of any Confidential Information of the Disclosing Party; or

          E. information required to be disclosed pursuant to applicable law, regulation, judicial or administrative order, lawful subpoena or enforceable discovery demand, provided the Receiving Party uses commercially reasonable efforts to obtain confidential treatment of such information and further provided that the Disclosing Party receives prior written notice of any pending disclosure, with sufficient time to protest disclosure or seek an adequate protective order.

g. "Customers" means any person using or distributing the Security System in the Territory;

h. "Documentation" has the meaning specified in Subsection v. of the definition of Purchased Assets;

i. "Enhancement" means any improvement, revision or other modification made to, or replacement of, the Application Software by Alya or any other person, to be utilized in connection with providing the Security System, including, without limitation, any improvement, revision or other modification which is necessary:

     i.   to provide Customers with then current Application Software; or

     ii. to maintain the Application Software and/or the Security System as a state of the art or industry leading technology,

     including, without limitation, the changes set out in Appendix A.1 to Schedule A to the extent that the manager pursuant to the Management Agreement, acting reasonably, continues to believe that they are


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

     commercially reasonable in light of then current market conditions and technical developments;

j.   "Infringement Claims" has the meaning specified in Subsection 5.1.b.;

k. "Intellectual Property" has the meaning specified in Subsection iv. of the definition of Purchased Assets";

l. "Joint Venturers" means G. Kingsley Ward and Barry Pike, as joint venturers, each with an undivided fifty percent (50%) interest in the Purchased Assets.

m. "Letter of Representation" means a letter from Alya to American Appraisal, Inc. in substantially the form attached as Schedule B;

n. "Management Agreement" means the Management and Marketing Agreement to be entered into by Joint Venturers and Alya on Closing for the management and marketing of the Purchased Assets;

o. "Note" means the two 6.0% Secured Term Notes (one for each of the Joint Venturers), each secured by a Joint Venturers' undivided 50% interest in the Purchased Assets, in substantially the form attached as Schedule D;

p. "Originality Certificate" means the Officer's Certificate in the form attached as Schedule C;

q.   "Purchase Price" has the meaning specified in Section 2.1;

r. "Purchased Assets" means the right to exclusively own, utilize, modify and develop the Application Software solely within the Territory and to exclusively distribute, market and sell the Application Software as incorporated in the Security System, solely within the Territory, and to own and utilize all of Alya's property and rights necessary for the operation of, or the realization of benefits from, the Application Software solely within the Territory, including, without limitation:

     i.   all products associated with or derivatives of the Application
          Software;

     ii. the benefit of all agreements necessary for the operation of, or the realization of the benefit from, the Application Software within the Territory, including, without limitation, a perpetual, non-exclusive, royalty free right to use, modify, develop, license and distribute within


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

          the Territory the OPEN cortex platform software, as described in Schedule F hereto, and any modification or revision thereto, solely in connection with the Application Software and the Security Systems, all service agreements and third party license agreements and all marketing and product business plans;

     iii. all inventions necessary for the ownership of, or realization of the benefit from, the Application Software solely within the Territory, including, without limitation, ideas, research, discoveries, designs, systems, patterns, specifications, technology, know-how, formulae, confidential information, data, computer software development tools, operating systems, source code, object code, subroutines, algorithms, methods and processes;

     iv. all intellectual property rights necessary for the ownership of, or realization of the benefit from, the Application Software solely within the Territory, including, without limitation, patents, trademarks, copyrights and trade secrets and applications for and the right to apply for any intellectual property (the items listed in paragraph (iii) and (iv) are hereinafter collectively referred to as the "Intellectual Property"); and

     v. copies of all records, documents (including, without limitation, user documentation and source code listings), correspondence, notes and rights related to the foregoing ("Documentation");

s.   "Purchase Price" has the meaning set out in Section 2.1;

t. "Section" means any section, subsection, article, clause, subclause, paragraph or subparagraph of this Agreement;

u. "Security Agent Agreement" means the Security Agent Agreement to be entered into by Alya, Joint Venturers and Burnet, Duckworth & Palmer, as security agent, on the Closing, for the purpose of holding the Purchased Assets pursuant to the terms thereof;

v. "Security System" means the building access control system developed by Alya and known as the O.P.E.N.centrix-Open Platform for Essential Network, which includes, without limitation, the Application Software, the firmware containing the Application Software and the O.P.E.N.cortex platform software; and

w.   "Territory" means Canada.


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

1.2       INTERPRETATION

a. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section, Subsection or other portion of this Agreement and include any agreement amending or supplementing this Agreement. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Agreement.

b. Except as specifically stated in this Agreement, all references to currency are to Canadian dollars.

c. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires.

d. Headings are inserted in the Agreement for convenience of reference only and are not intended to affect the Agreement's interpretation.


1.3       SCHEDULES

     The following schedules are incorporated into and made part of this
Agreement:

Schedule A     -    Application Software Specifications
Schedule B     -    Letter of Representation
Schedule C     -    Originality Certificate
Schedule D     -    Form of Note
Schedule E     -    Exceptions to the representations and warranties set out in
                    Article 4, if any.
Schedule F     -    Description of O.P.E.N.cortex platform

                                   ARTICLE 2
                    AGREEMENT TO SELL, ASSIGN AND PURCHASE

2.1 Alya hereby sells, assigns and transfers all its right, title and interest in the Purchased Assets to Agent on behalf of the Joint Venturers and Agent on behalf of the Joint Venturers hereby purchases the entire right, title and interest of Alya therein, as of the Effective Date, at and for Three Million Canadian Dollars (Cdn.$3,000,000)(the "Purchase Price") payable and allocated in accordance with Article 3 hereof.

2.2 The parties agree that the fair market value of the Purchased Assets is equal to the Purchase Price and agree that this determination and the allocation set out in Article 3 hereof is final and conclusive between them.

                                   ARTICLE 3
                          PURCHASE PRICE AND PAYMENT

3.1 The Purchase Price will be payable partly in cash and partly by execution and delivery of the Note for the balance of the Purchase Price as follows:

a. Cdn.$285,000 on Closing, by wire transfer, by Agent on account of Barry Pike, and Cdn.$38,000 on Closing, by Wire transfer, by Agent on account of
     G. Kingsley Ward;

b. Cdn.$247,000 on Closing, by delivery of the Assigned Notes, duly endorsed and payable to Alya or its designee; and

c.   Cdn.$2,430,000 on Closing by execution and delivery of the Note.


3.2 Agent will deduct and remit any withholding tax required to be deducted and remitted in connection with any payment made under Section 3.1.

3.3 Agent will not be responsible for any taxes, levies or other similar assessments including, without limitation, sales or use taxes payable in connection with the purchase and sale contemplated by this Agreement, if any.

3.4  The Purchase Price shall be allocated:

a. As to the Application Software described in Schedule A to this Agreement, the amount of Two Million Nine Hundred Ninety Nine Thousand Canadian Dollars (Cdn.$2,999,000); and

b. As to the balance of the Purchased Assets, the amount of One Thousand Canadian Dollars (Cdn.$1,000).

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES

4.1  REPRESENTATIONS OF ALYA

     Alya hereby, undertakes, represents and warrants to Agent and each of the Joint Venturers at the date hereof and at the Closing Date, and acknowledges that Agent and each of the Joint Venturers is relying on such undertakings, representations and warranties that:

a. Alya is a corporation (i) duly incorporated and organized, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation; (ii) duly authorized, with necessary and sufficient permits and licenses to enable it to own its properties and to carry on its business as presently owned and carried on by it; and (iii) having the power and authority and right to enter into this Agreement and each and every agreement and document to be executed and delivered by it pursuant hereto and to perform each of its obligations as therein and herein contained;

b. Alya has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby;

c. this Agreement constitutes the legal, valid and binding obligation of Alya, enforceable against it in accordance with its terms;

d. neither execution nor delivery of this Agreement and each and every other agreement executed and delivered by Alya pursuant hereto nor the fulfillment or compliance with any of the terms hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles and by-laws, as amended, of Alya or any material agreement or instrument to which Alya is subject or will require any consent or other action by any person or administrative or governmental body;

e. Alya now has and on the Closing Date will have good and marketable title, free and clear of any and all claims, liens, encumbrances, mortgages, security interests and charges, licenses or rights of other persons whatsoever to all of the Purchased Assets except as set out in Subsection
     4.1 e. of Schedule E;

f. there are no agreements or contracts or other documents pertaining to the acquisition or development of the Purchased Assets except as set out in Subsection 4.1 f. of Schedule E, copies of which have been delivered to Agent and its counsel;

g. the individuals involved in the development of the Application Software, the Purchased Assets or any element thereof, are or were:

     i. employees of Alya Systems, Inc. ("Alya Systems") who worked within the scope of their employment to develop the Application Software, the Purchased Assets, or any element thereof, and who executed a written waiver of their moral rights in the copyright to the foregoing in favor of Alya Systems; or

     ii. independent contractors or employees of independent contractors. Except as set forth in subsection 4.1g of Schedule E, each contractor was subject to agreements assigning their interest, if any, in the Application Software, Purchased Assets, or any element thereof to Alya Systems and executed a written waiver of their moral rights in the copyright to the foregoing in favor of Alya. Copies of ALYA System's standard Employee Invention Assignment and Confidentiality Agreement and Consultant Invention Assignment and Confidentiality Agreement are attached to Schedule E;

h. the Application Software does not contain any third party software. However, certain third party software is required to operate the Application Software and Alya has licenses for such third party software which allow Alya to market such software, directly or indirectly through sublicensees, as part of the Application Software and Alya will maintain such licenses in good standing for the benefit of the Joint Venturers.
     None of the third party software is custom software developed specifically for use with the Application Software. All of the third party software is readily available in the open market and capable of being obtained by the Agent in the event a license terminates, or if the particular software is not capable of being obtained at such time, other software suitable for substitution therefor is readily available in the open market and Alya will modify, at its own cost and expense, the source code of the Application Software, if necessary, to be compatible;

i. the Application Software was not derived from any third party's pre-existing material except as set out in Subsection 4.1 i. of Schedule E;

j. Alya has not used or enforced or failed to use or enforce any Intellectual Property rights or other rights associated with the Application Software or Purchased Assets in any manner which could adversely affect the validity or enforceability of the Intellectual Property;

k. there is not, and has not been, any infringement or violation of Alya's rights in and to the Intellectual Property;

l. Alya has not received notice of any claim of adverse ownership, invalidity or other opposition to or conflict with the Purchased Assets;

m. there are now no and at the Closing Date will be no action, claim or demand or other proceedings pending or, to the best of its knowledge, threatened against Alya before any court or administrative agency which could materially adversely affect the financial condition or overall operations of Alya or the Purchased Assets, nor any judgment, order or decree enforceable against Alya which involves or may require the expenditure of money as a condition to or a necessity for the right or ability of Joint Venturers to conduct their businesses involving the Purchased Assets;

n. Alya has not entered into any agreement which would entitle any person to any valid claim against Agent and/or either one or both of the Joint Venturers for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Purchased Assets or any other matters contemplated by this Agreement;

o. the Application Software has been developed in accordance with good professional standards applicable in the computer software industry including, without limitation, using modern flexible programming languages and development tools and all computer code has been written to allow the relevant Application Software to run efficiently and ensure year 2000 compliant operation;

p. the Application Software operates in accordance with the applicable associated user Documentation;

q. none of the Purchased Assets has been disclosed to any third party except under obligations of confidentiality, the benefit of which obligations are hereby assigned to the Joint Venturers;

r. there are no licenses, agreements, approvals or consents required or advisable to enable Alya to lawfully and properly market the Application Software in the Territory and no such licenses, agreements, approvals or consents will be required by Agent and/or any one or both of the Joint Venturers;

s. Alya has not done anything so as to preclude Agent and/or any one or both of the Joint Venturers from having full enjoyment and quiet possession of the

     Purchased Assets, subject to the terms and conditions herein;

t. there are no outstanding options, agreements of purchase and sale or other agreements or commitments obligating Alya to sell the Purchased Assets or any of them, except pursuant to this Agreement;

u. there are no taxes, levies or other similar assessments including, without limitation, sales, use or other taxes payable by Alya in connection with the purchase and sale contemplated by this Agreement;

v.   the Application Software is available for use;

w. the assumptions, referred to in the Asset Valuation Report, are true and correct;

x. the Application Software is application software and is not system software as the terms "application software" and "system software" are generally used and understood in the computer industry;

y. all copyright, patent or trademark registrations or applications for registration of the Application Software in any jurisdiction have been disclosed to the Agent, including complete and accurate documentation relating thereto; and if there are no such applications or registrations, then Alya shall supply to the Agent, on closing, all relevant or necessary information and documentation which will enable the Joint Venturers to make such application for registration of patent, copyright or trademark as they may determine;

z. Alya has not used or delivered and will not use or deliver, and has not caused and will not cause the use or delivery of, the Purchased Assets, or any one of them, in or into the Province of Ontario; and

aa. Alya is not a registrant for purposes of Division IX of the EXCISE TAX ACT (Canada)

     All of the representations, warranties and covenants contained in this Agreement made and to be made by Alya will survive the Closing Date and continue in full force and effect for the benefit of the Joint Venturers until full payment of all amounts owing under the Note.

4.2       REPRESENTATIONS AND WARRANTIES OF AGENT

     Agent undertakes, represents and warrants to Alya at the date hereof and at the Closing Date, and acknowledges that Alya is relying on such undertakings, representations and warranties, that Agent is acting as agent on behalf of the

Joint Venturers and is now and on the Closing Date will be an individual who has the power, authority and right to enter into this Agreement and each and every agreement to be executed and delivered by Agent pursuant hereto and to perform each of his obligations therein and herein contained to purchase the Purchased Assets in accordance with the terms of this Agreement, provided that Alya acknowledges that all obligations of Agent in this Agreement are made as agent on behalf of the Joint Venturers and not in Agent's personal capacity and the actual conveyance documents relating to the conveyance of the Purchased Assets pursuant to this Agreement shall be entered into directly with the Joint Venturers, c/o the Agent's address, but the Agent shall receive delivery of the deliverables described in subsection 7.3(b) herein, in the Province of Alberta.

     The representations, warranties and covenants contained in this Agreement and made and to be made by Agent will survive the Closing Date and continue in full force and effect for the benefit of Alya while any money due on the Note is outstanding.

                                   ARTICLE 5
                                   COVENANTS

5.1       ALYA'S ASSUMPTION OF LIABILITY AND INDEMNITY

     Alya hereby covenants and agrees to be liable to Agent and each of the Joint Venturers for and to indemnify and save Agent and each of the Joint Venturers from and against, effective as and from the Closing Date, any claims, demands, actions, causes of action, damages, losses, costs (including legal costs of a solicitor on a full indemnity basis), liabilities or expenses which may be made or brought against Agent and/or any one or both of the Joint Venturers and which he or they may suffer or incur as a result of, in respect of, or arising out of:

a. any non-fulfillment of or breach of any covenant, undertaking, representation or warranty on the part of Alya, under this Agreement or any document or instrument contemplated by this Agreement; and

b. subject to Section 5.2, infringement of any third party rights to the Intellectual Property as a result of the use of the Intellectual Property in accordance herewith on or after the Closing Date ("Infringement Claims").

This provision shall survive closing and continue in full force and effect until the parties mutually agree to the release thereof.

5.2       INDEMNIFICATION PROCEDURE


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

     Upon the occurrence of an event giving rise to indemnification hereunder as a result of a claim, action or cause of action made or brought against Agent and/or any one or both of the Joint Venturers, (i) prompt notice shall be given to Alya of such events, (ii) Alya's attorneys shall be permitted to handle and control the defense of such claims, at Alya's expense, and
(iii) Alya shall receive reasonable cooperation in the defense thereof.
Alya agrees to assume the defense of such claims, demands, actions or causes of action. Agent and/or any one or both of the Joint Venturers may, at his own expense, participate in such defense, provided however, that, as Alya has agreed herein to assume the defense of such claims, such participation expenses shall not become part of the indemnification claim. There shall be no settlements, whether agreed to in court or out of court, without the prior written consent of Alya and the Joint Venturers, except that Alya may settle a claim without the consent of the Joint Venturers if (i) the settlement is purely monetary, (ii) Alya hereunder admits in writing its liability to Agent and/or any one or both of the Joint Venturers hereunder, and (iii) concurrently with such settlement, Alya pays the full amount owed thereunder. Notwithstanding the foregoing, in the event Alya does not assume the defense of any such claim or litigation in accordance with the terms hereof within the earlier of (i) thirty (30) days following written notice of such claim or litigation from Agent and/or any one or both of the Joint Venturers or (ii) the due date for response to any complaint filed, then Agent and/or any one or both of the Joint Venturers may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Alya, on such terms as Agent and/or any one or both of the Joint Venturers may deem appropriate. In any action by Agent and/or any one or both of the Joint Venturers seking indemnification from Alya in accordance with the provisions hereof, Alya shall not be entitled to object to the manner in which Agent and/or any one or both of the Joint Venturers has defended such claim or the amount of or nature of any such settlement.

5.3  COVENANT NOT TO COMPETE

Agent acknowledges on behalf of the Joint Venturers that the Purchased Assets have a territorial limitation, and Agent covenants on behalf of the Joint Venturers that it will only market, distribute and sell the Application Software within the Territory. Alya covenants and agrees that it shall not market, distribute and/or sell the Application Software within the Territory, (or knowingly market, distribute and/or sell the Application software to any person who intends to use it in the Territory) except as contemplated in the Management Agreement. Alya retains the exclusive rights to use, modify, market, distribute and sell the Application

Software, the Enhancements and the Intellectual Property in all regions of the world, other than the Territory. Nothing herein precludes Alya from selling the O.P.E.N.cortex platform and associated hardware as a stand-alone development platform worldwide.

5.4       OTHER COVENANTS

     Alya (and with respect to Section 5.4 d. only, Alya and Agent, on behalf of the Joint Venturers) covenants and agrees as follows:

a. until the Closing Date, Alya will not sell, license or otherwise dispose of any of the Purchased Assets or any part thereof or interest therein, or agree to do so, or enter into any negotiations with a view to any of the foregoing, without the prior approval of Agent;

b. Alya will make available to Agent and the Joint Venturers for due diligence investigations, all information, documents and agreements pertaining to the development, acquisition and marketing of the Application Software, including, without limitation, computer code and related documentation, marketing and product business plans and the full cooperation of Alya management;

c. Alya will complete the Originality Certificate and deliver it to the Joint Venturers and their counsel on or before Closing;

d. each Receiving Party that receives Confidential Information from the Disclosing Party shall maintain such Confidential Information in confidence, shall not reveal the same to any third party (other than its employees, advisors, consultants and agents on a need to know basis in connection with the Receiving Party's performance under this Agreement or the Management Agreement) and shall not use such Confidential Information, directly or indirectly, for any purpose other than as required for due diligence investigations and in the performance of this Agreement or the Management Agreement; and

e. Alya will acquire, at its expense and in the Joint Venturers' names, licenses for any third party software comprising part of the Purchased Assets not assignable or assigned by Alya to the Joint Venturers.


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

                                   ARTICLE 6
                             CONDITIONS PRECEDENT

6.1       CONDITIONS TO AGENT'S OBLIGATIONS

     The obligations of Agent assumed on behalf of the Joint Venturers hereunder will be subject to the satisfaction or compliance with, at or before Closing, of each of the following conditions precedent (each of which is hereby acknowledged to be included for the exclusive benefit of Agent and may be waived in writing in whole or in part):

a.   the execution and delivery of all of the closing deliveries identified in
     Section 7.3;

b. Subject to Agent's and the Joint Venturers' reliance on Alya's representation and warranty set out in subsection 4.1(r) herein, all legal and regulatory approvals and consents, whether from shareholders, governmental authorities or other third parties necessary to the completion of the transactions contemplated by the terms of this Agreement have been obtained;

c. there will have been no material adverse change, financial or otherwise, in Alya or the Purchased Assets;

d. Alya will have performed or complied with, in all respects, all of its undertakings, covenants and agreements hereunder to be performed or complied with; and

e. the representations and warranties of Alya contained in Section 4.1 will be true and correct on Closing.

6.2  CONDITIONS TO ALYA'S OBLIGATIONS

     The obligations of Alya hereunder will be subject to the satisfaction or compliance with, at or before Closing, of each of the following conditions precedent (each of which is hereby acknowledged to be included for the exclusive benefit of Alya and may be waived in writing in whole or in part):

a. delivery of the Purchase Price, and the execution and delivery of all closing deliveries identified in Section 7.4;

b. Agent will have performed or complied with, in all respects, all of its undertakings, covenants and agreements hereunder to be performed or complied with; and

c. the representations and warranties of Agent contained in Section 4.2 will be true and correct on Closing.

                                   ARTICLE 7
                                    CLOSING

7.1       CLOSING DATE

     The transaction of purchase and sale contemplated by this Agreement will be completed at or about 3:00 P.M. on the Closing Date at the offices of the Joint Venturers' Solicitors ("Closing").

7.2       SURVIVAL

     This Agreement and its component parts will not merge upon Closing or on execution, delivery or registration of any documents executed, delivered or registered pursuant to this Agreement or otherwise, but will survive Closing.

7.3       ALYA'S CLOSING DELIVERIES

a. At the Closing, Alya will duly execute and deliver or cause to be executed and delivered to the Joint Venturers the following:

     i.   a bill of sale assigning the Purchased Assets to the Joint Venturers;

     ii.  the Management Agreement;

     iii. the Originality Certificate;

     iv.  the Letter of Representation;

     v.   the Security Agent Agreement;

     vi. a certified copy of the resolutions of the directors of Alya authorizing the transactions;

     vii. such other agreements and documents as Agent may reasonably request to give effect to the terms and conditions of this Agreement; and

     viii. a copy of all patent, trademark and copyright registrations in respect of the Application Software; and

     ix. a copy of all authors' assignments of copyright, patent and trademark and waivers of moral rights in the Application Software.

b. At the Closing, Alya will deliver or cause to be delivered into the Province of Alberta, an electronic copy of the Application Software, including, without limitation, a copy of all Documentation, each of which shall be delivered to Agent or his designee by electronic transfer. Alya covenants and agrees that it will not deliver or cause to be delivered any copies of the Application Software or the Documentation into the Province of Ontario.

7.4       AGENT'S CLOSING DELIVERIES

     At Closing, Agent will execute and deliver or cause to be executed and delivered the following:

a. wire transfer, bank draft or solicitor's trust cheque for the cash amount of the Purchase Price payable on Closing pursuant to Section 3.1, subject to any withholding tax payable in connection with such payment;

b.   the Assigned Notes, each duly endorsed in favor of Alya or Alya's designee;

c.   the Note;

d.   the Management Agreement;

e.   the Security Agent Agreement; and

f. such other agreements and documents as Alya may reasonably request to give effect to the terms and conditions of this Agreement.

7.5       DELIVERY TO SECURITY AGENT

     Agent hereby directs Alya to electronically deliver to the Security Agent all of the deliverables described in subsection 7.3(b) herein, on Closing and as security for the obligations under the Note, which the Security Agent will hold secure in accordance with the terms of the Security Agent Agreement; provided that to the extent that the Security Agent is holding anything other than source code for the Application Software, the Security Agent will release such materials and information, upon request, to either the Agent or the Joint Venturers.

                                   ARTICLE 8
                                    GENERAL

8.1       VALIDITY

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

8.2       FURTHER ASSURANCES

     Each of the parties will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Agreement.

8.3       COUNTERPART AND FACSIMILE EXECUTION

     This Agreement, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Agreement and will be binding on the parties as if they had originally signed one copy of this Agreement.

8.4       ASSIGNMENT

     Agent and/or any one or both of the Joint Venturers may assign any part of its interest in this Agreement or the Purchased Assets, except that any assignment to any person who is carrying on business immediately prior to such assignment that is in direct competition with Alya, requires the prior written consent of Alya. Such assignment shall be effected by:

a.   giving written notice of the name and address of the assignee; and

b. by delivering to Alya a written undertaking of the assignee, acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

     Alya may not assign this Agreement, without the prior written consent of Agent given on behalf of the Joint Venturers, except that Alya may assign this Agreement in whole, but not in part, and only with an assignment of all of its rights and obligations under the Note and the Security Agent Agreement, to (i) any corporation, partnership or other entity which is controlled by, controlling or under common control with, Alya; or (ii) a Agent of all or substantially all the assets of Alya, or any person or entity into which Alya is merged or consolidated by:

a.   giving written notice of the name and address of the assignee; and

b. by delivering to Agent a written undertaking of the assignee, acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

8.5       BINDING EFFECT

     This Agreement and all of these provisions will adhere to the benefit of the parties and to the benefit of the Joint Venturers as the principals of the Agent, and their respective successors and permitted assigns, and will be binding upon the parties and upon the Joint Venturers, as principles of the Agent, and their respective successors and permitted assigns. The expressions "Alya" and "Agent" and "Joint Venturers", as used herein will include Alya's and Agent's and Joint Venturers' permitted assigns wherever immediate or derivative, respectively.

     Alya herein acknowledges and agrees that all benefits accruing to or obligations of the Agent are not personal to the Agent, but are made for the benefit (or obligation) of and on behalf of the Joint Venturers.

8.6       ARBITRATION OF DISPUTES

     Any dispute arising between the parties under this Agreement will be settled by initially escalating the dispute to senior management of the parties for resolution and, in the event that senior management cannot resolve the dispute within 30 days of escalation of the dispute to such level, then the parties agree that such dispute shall be settled by final and binding arbitration in Calgary, Alberta, before a single arbitrator mutually acceptable to Owner and Manager, in accordance with arbitration legislation of Alberta then existing, except as otherwise specifically provided herein. The arbitrator shall apply the laws of the Province of Alberta and the laws of Canada for the purposes of construing and enforcing this Agreement and any dispute arising hereunder. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the disputes. Unless otherwise determined by the arbitrator, all expenses in connection with such arbitration will be divided equally between the parties, with the exception of expenses of counsel, witnesses and employees of the parties which will be borne by the parties incurring them. Notwithstanding anything to the contrary herein, either party will always be entitled to seek preliminary or provisional remedies or release (including attachments and preliminary injunctions) from any court of competent jurisdiction.

8.7       AMENDMENT

     This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

8.8       TIME OF THE ESSENCE

     Time will be of the essence of this Agreement.

8.9       COSTS

     Each party hereto will bear its own legal, accounting and other costs relating to all matters involved in this transaction.

8.10      CONFIDENTIALITY

     Each of the parties will treat this Agreement and all information relating to this Agreement and the transactions contemplated by this Agreement confidentially and no public disclosure by any party will be made without the prior approval of the other, not to be unreasonably withheld, except (i) to employees, advisors, consultants and agents on a need to know basis in connection with performance under this Agreement or the Management Agreement, or (ii) as legally required by a party to satisfy disclosure obligations to shareholders and regulators, and in the latter case, simultaneous notice of such disclosure will be given to the other party.

8.11      ENTIRE AGREEMENT

     This Agreement, the Management Agreement, the Security Agent Agreement, the Note and the exhibits and schedules referenced in each of the foregoing constitute the entire Agreement among the parties and supersedes all proposals, letters of intent, representations or agreements, oral or written, among them relating to the subject matter hereof.

8.12      JURISDICTION, VENUE AND GOVERNING LAW

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein (regardless of either jurisdiction's or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in

Calgary, Alberta, Canada, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in Calgary, Alberta, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

8.13  NOTICES

     Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given by personal delivery, international overnight courier service, or by facsimile (subject to confirmation of receipt), addressed to the respective party at the applicable address set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, or two (2) business days following deposit with any international overnight courier service, or upon confirmation of receipt if sent by facsimile transmission.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above written.



ALYA:                                  ALYA INTERNATIONAL, INC.



                                       By:  /s/ M. Carnogursky
                                            ------------------------------
                                       M. CARNOGURSKY PRESIDENT CEO
                                       -----------------------------------
                                               (Print Name and Title)



AGENT:
                                       /s/ Curtis Bartlett
                                       -----------------------------------
                                       Curtis Bartlett,
                                       as agent for G. Kingsley Ward
                                       and Barry Pike and not in his
                                       personal capacity.

                     MANAGEMENT AND MARKETING AGREEMENT



THIS AGREEMENT made as of December 22, 1997.

BETWEEN:

     G. Kingsley Ward, with an address at 20 Queen Street West, Suite 316, Toronto, Ontario M5H 3R3, Fax: (416) 581-0020, & Barry Pike, with an address at 605 Alden Road, Markham, Ontario, L3R 3L5, Fax: (905) 305-1022, both individuals, as joint venturers (each with an undivided 50% interest) (hereinafter collectively referred to as "Joint Venturers" and individually referred to as "Joint Venturer");

OF THE FIRST PART AND

     ALYA INTERNATIONAL, INC., a California corporation, having a business address at 2465 East Bayshore Road, No. 348, Palo Alto, CA 94303, Fax: (650) 361-8286 (hereinafter referred to as "Manager");

OF THE SECOND PART

WHEREAS:

A. Joint Venturers have acquired or developed and own all of the right, title and interest to use, distribute and sell the Assets in the Territory; and

B Whereas Joint Venturers have appointed Curtis Bartlett, as agent, to act on their behalf (and with all necessary authority designated to him) to hold the Assets in the Province of Alberta, including all Documentation and Enhancements and any other material relating thereto, and Joint Venturers wish to ensure that the Assets are neither delivered into nor used in the Province of Ontario at any time;

C. Joint Venturers have agreed to contribute their interests in the Assets for the purpose of carrying on two separate and distinct businesses for the management, marketing, distribution and sale of the Assets in the Territory, one (for the account of Ward) to be carried on in the Eastern Territory and the other (for the account of Pike) to be carried on in the Western Territory;

D. Ward wishes to appoint Manager, as his exclusive agent, to manage, market, distribute and sell the Security System in the Eastern Territory on the terms and conditions set out in this Agreement; and

E. Pike wishes to appoint Manager, as his exclusive agent, to manage, market, distribute and sell the Security System in the Western Territory on the terms and conditions set out in this Agreement.

     NOW THEREFORE in consideration of the entitlements to receive certain cash distributions under this Agreement, and the covenants, agreements and premises herein contained, the parties hereto agree as follows:

                                     ARTICLE 1
                                   INTERPRETATION

1.1       DEFINITIONS

     In this Agreement, the recitals and the schedules, if any, the following words, phrases and expressions will have the following meanings:

a. "Agent" means Curtis Bartlett, an individual residing in the Province of Alberta;

b. "Application Software" means the computer programs consisting of the modules and having the functional and technical specifications more particularly described in Schedule A to the Application Software Purchase Agreement together with Enhancements;

c. "Application Software Purchase Agreement" means the application software purchase agreement made as of December 22, 1997, between Agent and Manager;

d. "Assets" means "Purchased Assets" as that term is defined in the Application Software Purchase Agreement;

e. "Confidential Information" of a party (the "Disclosing Party") shall mean information of a confidential and proprietary nature relative to the Disclosing Party or its business and other matters deemed confidential and proprietary by the Disclosing Party, written notice of which is given to the party receiving such information (the "Receiving Party"); provided that the terms and subject matter of this Agreement and the Application Software Purchase Agreement, including the Application Software, the Security System and the Purchased Assets, are deemed to be confidential without the need for written notice and shall at all times remain confidential, notwithstanding the exception to confidentiality noted in the next sentence. "Confidential Information" of the Disclosing Party shall not include:

     i. written information not clearly marked as confidential or oral disclosures not subsequently confirmed in writing as confidential;

     ii.  information which the Receiving Party can demonstrate

          A. was published or generally known in the industry at the time of its disclosure by the Disclosing Party, or became published or generally known in the industry without breach of this Agreement by the Receiving Party;

          B. was known to the Receiving Party at the time of disclosure by the Disclosing Party, independently of the Disclosing Party and without breach of an obligation of confidentiality to the Disclosing Party;

          C. is disclosed to the Receiving Party by a third party which had a right to disclose such information and was not in breach of an obligation of confidentiality to the Disclosing Party;

          D. is independently developed by the Receiving Party without use, directly or indirectly, of any Confidential Information of the Disclosing Party; or

          E. information required to be disclosed pursuant to applicable law, regulation, judicial or administrative order, lawful subpoena or enforceable discovery demand, provided the Receiving Party uses commercially reasonable efforts to obtain confidential treatment of such information and further provided that the Disclosing Party receives prior written notice of any pending disclosure, with sufficient time to protest disclosure or seek an adequate protective order.

f. "Customer" means any person using or distributing the Security System in the Territory;

g. "Documentation" has the meaning set out in Subsection v. of the definition of "Purchased Assets" as defined in the Application Software Purchase Agreement;

h.   "Eastern Expenses" has the meaning specified in Subsection 3.2 c.;

i.   "Eastern Gross Sales" has the meaning specified in Subsection 3.2 c.;

j.   "Eastern Management Fee" has the meaning specified in Subsection 3.2.c;

k.   "Eastern Net Revenue" has the meaning specified in Subsection 3.2 c.;

l.   "Eastern Net Sales" has the meaning specified in Subsection 3.2 c.;

m. "Eastern Overhead and Administrative Costs" has the meaning specified in Subsection 3.2 c.;

n. "Enhancement" means any improvement, revision or other modification made to, or replacement of, the Assets by Manager, or any employee or subcontractor of Manager, to be utilized in connection with providing the Security System, including, without limitation, any improvement, revision or other modification which is necessary:

     i.   to provide Customers with the then current Security System; or

     ii. to maintain the Application Software and/or the Security System as a state of the art or industry leading technology,

     including, without limitation, the changes set out in Appendix A.1 to Schedule A of the Application Software Purchase Agreement, to the extent that Manager continues to believe they are commercially reasonable in light of then current market conditions and technical developments;

o. "Intellectual Property" has the meaning specified in Subsection iv. of the definition of "Purchased Assets" as defined in the Application Software Purchase Agreement;

p. "Manager" means Alya International, Inc. and its permitted assigns in its capacity as the agent for the Joint Venturers and manager of the Assets appointed by the Joint Venturers under this Agreement;

q. "Note" or "Notes" means the Ward Note and/or the Pike Note, individually or collectively, as applicable.

r. "Pike" means Barry Pike, utilizing a business address at #980, 700 4th Avenue, S.W., Calgary, Alberta, T2P 3J4,

s. "Pike Interest Amount" means an amount equal to the annual interest payable under the Pike Note;

t. "Pike Note" means the 6.0% Secured Term Note, executed and delivered by Pike and secured by Pike's interest in the Assets, in substantially the form as attached to the Application Software Purchase Agreement dated as of the date hereof and issued in connection with the purchase of the Assets;

u.   "Pike Return" has the meaning specified in Subsection 3.2.c;

v. "Security Agent" means Burnet, Duckworth & Palmer, the security agent under the Security Agent Agreement;

w. "Security Agent Agreement" means the security agent agreement made as of December 22, 1997, among each of the Joint Venturers, Manager and Security Agent;

x. "Security System" means the building access control system developed by Manager and known as the O.P.E.N.centrix - Open Platform for Essential Networks, which includes, without limitation, the Application Software, the firmware containing the Application Software, and the O.P.E.N.cortex platform software;

y. "Territory" means Canada, and "Western Territory" means the geographic region within the Territory comprised of the provinces as set forth in SCHEDULE A, and "Eastern Territory" means the geographic region within the Territory comprised of the provinces as set forth on SCHEDULE A; and

z. "Ward" means G. Kingsley Ward, utilizing a business address at #980, 700 4th Avenue, S.W., Calgary, Alberta, T2P 3J4,

aa. "Ward Interest Amount" means an amount equal to the annual interest payable under the Ward Note;

bb. "Ward Note" means the 6.0% Secured Term Note, executed and delivered by Ward and secured by Ward's interest in the Assets, in substantially the form as attached to the Application Software Purchase Agreement dated as of the date hereof and issued in connection with the purchase of the Assets;

cc.  "Ward Return" has the meaning specified in Subsection 3.1.c;

dd.  "Western Expenses" has the meaning specified in Subsection 3.1 c.;

ee.  "Western Gross Sales" has the meaning specified in Subsection 3.1 c.;

ff.  "Western Management Fee" has the meaning specified in Subsection 3.1.c;

gg.  "Western Net Revenue" has the meaning specified in Subsection 3.1 c.;

hh.  "Western Net Sales" has the meaning specified in Subsection 3.1 c.;

ii. "Western Overhead and Administrative Costs" has the meaning specified in Subsection 3.1 c.;

jj.  "year" means a fiscal year ending September 30.


1.2       INTERPRETATION

a. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section, Subsection or other portion of this Agreement and include any agreement amending or supplemental to this Agreement. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Agreement;

b. Except as specifically stated in this Agreement, all references to currency are to United States of America dollars. Any currency conversion required or contemplated by this Agreement with respect to Canadian and United States of America currency will be based on the rate published by the Bank of Canada as the noon spot rate of exchange applicable for such currencies on the business day immediately before the date of conversion;

c. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof.

d. Headings are inserted in the Agreement for convenience of reference only and are not intended to affect the Agreement's interpretation.

                                     ARTICLE 2
                                MANAGEMENT SERVICES

2.1       APPOINTMENT OF AGENT/MANAGER

a. Ward hereby appoints Manager as his sole and exclusive agent for the purpose of managing the marketing, distribution, sale, Enhancement and support of the Security System within the Eastern Territory, subject to the terms and conditions of this Agreement, and Manager hereby accepts such appointment.

b. Pike hereby appoints Manager as his sole and exclusive agent for the purpose of managing the marketing, distribution, sale, Enhancement and support of the Security System within the Western Territory, subject to the terms and conditions of this Agreement, and Manager hereby accepts such appointment.

2.2       MANAGEMENT DUTIES

a. Manager will, in good faith, observe and perform the following obligations in respect of the marketing, distribution, sale, Enhancement and support, within each of the Western Territory and the Eastern Territory (hereinafter sometimes collectively referred to as the "Territory"), of the Security System in a good and workmanlike manner, utilizing its capable management and technical expertise:

     i. MARKETING, DISTRIBUTION AND SALE. Manager will be responsible for the marketing, distribution and sale of the Security System, within each of the Western Territory and the Eastern Territory, including, without limitation, developing marketing materials, organizing product demonstrations, establishing distribution channels, pricing, promotion and sale of the Security System. Manager will use commercially reasonable efforts to maximize sales of the Security System within each of the Western Territory and the Eastern Territory. Manager will be responsible for developing and negotiating the contracts required to sell the Security System to Customers within each of the Western Territory and the Eastern Territory, and Manager will use best efforts to ensure that such contracts will not give rise to gross revenue that is rent, royalty or leasing revenue. Each of the Joint Venturers will be entitled to receive copies of and to comment on standard form sales and support service contracts and Manager shall address all such comments with the relevant Joint Venturer and take into account all of such Joint Venturer's directions and instructions forming a part of such comments. All such contracts will contain provisions of confidentiality acceptable to each of the Joint Venturers. In addition, Manager will have responsibility for the billing and collection of fees and payments from Customers and for the payment of fees to each of the Joint Venturers. Manager shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of the Security System and of goods and services utilizing the trademark "O.P.E.N.centrix";

          Each of the Joint Venturers will be entitled to conduct an inspection of the management of the marketing, distribution, sale, Enhancement and support of the Security System within his relevant Territory at any time during regular business hours upon reasonable notice to Manager. Notwithstanding any other provision in this Agreement, Manager will take into account any and all commercially reasonable directions and/or specifications given by a Joint Venturer pertaining to the marketing, distribution, sale, Enhancement and support of the Security System within such Joint Venturer's Territory, which Manager may receive from such Joint Venturer from time to time in writing. Manager will ensure that the Assets are not, delivered into or used in the Province of Ontario or any other jurisdiction which may assess sales or use tax in respect of the Assets, save and except that such prohibition shall not prevent Manager from selling the Security System (and any portion of the Assets integrated therein) at retail sale to Customers;

     ii. SUPPORT, TRAINING AND CONSULTING. Manager will have complete responsibility for delivery and installation of the Security System within each of the Western Territory and the Eastern Territory. Manager will provide all support services for Customers including telephone and on-site support. Manager will also provide all required training and consulting support;

     iii. MAINTENANCE AND ENHANCEMENTS. All maintenance necessary to correct any errors in the Assets found by any Customer will be provided by Manager pursuant to the terms of its support services agreements. Manager will prepare and provide all Enhancements to Agent in the Province of Alberta; and

     iv. With respect to any third party software required to operate the Security System, Alya has licenses for such third party software which allow Alya to market such software, directly or indirectly through sublicensees, in conjunction with the Security System and will maintain such licenses in good standing for the benefit of each of the Joint Venturers.

b. In addition to the duties referred to in Subsection 2.2 a., Manager will, in good faith and in satisfaction of its fiduciary duty to each Joint Venturer, do the following:

     i. REVIEWS. Manager will review and report to each Joint Venturer or its duly appointed agent on Manager's performance under this Agreement on a quarterly basis. Such review and report for Ward shall pertain to the Eastern Territory, and such review and report for Pike shall pertain to the Western Territory. Such reviews will be scheduled by mutual agreement of the relevant parties;

     ii. COMPUTER CODE. Upon request, Manager will deliver computer code (in object code and source code form) together with all related documentation and development tools necessary or desirable to enable the Application Software and all Enhancements to operate properly to Agent in the Province of Alberta, on an annual basis, within thirty
          (30) days of the end of each calendar year. Manager will assist Agent in verifying that the computer code delivered to Agent is fully functional Application Software and Enhancements; and

     iii. CONFLICT OF INTEREST. Manager acknowledges and agrees that it is acting in a fiduciary capacity as agent of each Joint Venturer, it will act in good faith and in the best interests of each Joint Venturer, and will conduct itself as such in all dealings on behalf of each Joint Venturer and in connection with the performance of its obligations under this Agreement. In particular, Manager will avoid conflicts of interest between itself and Ward in connection with the business of marketing, distribution, sale and support of the Security System in the Eastern Territory, and will avoid conflicts of interest between itself and Pike in connection with the business of marketing, distribution, sale and support of the Security System in the Western Territory.

2.3       INSURANCE

a. Without in any way limiting the liability of Manager under this Agreement, Manager will be responsible to maintain and keep in force during the term of this Agreement the following insurance coverage:

     i. automobile liability insurance on all vehicles used in connection with this Agreement. In respect of such vehicles not owned by Manager, it will maintain and keep in force as aforesaid non-owned automobile liability insurance protecting its liability including that assumed under this Agreement. The limits of such insurance will be at least; for bodily injury (including passenger hazard) and property damages, one million dollars ($1,000,000.00) inclusive for any one accident;

     ii. comprehensive general liability insurance (including liability under this Agreement) with inclusive limits of not less than two million dollars ($2,000,000.00) for bodily injury and property damage;

     iii. employer's liability insurance with limits of not less than one million dollars ($1,000,000.00) for each employee where Workers' Compensation does not exist; and

     iv. unless otherwise directed by a Joint Venturer, in writing, insurance covering loss of or damage to all machinery, tools, equipment, supplies and structures owned by Manager and/or rented or leased from a third party or parties and used by Manager or its sub-contractors in performing its obligations under this Agreement.

b. The above insurance policies will not be changed in any manner which could affect the interests of either Joint Venturer without thirty (30) days' prior written notice by registered mail to such Joint Venturer.

c. For greater certainty, the parties agree and understand that the obligations of Manager, as set forth in this Section 2.3, may be fulfilled if Manager's existing insurance policy satisfies the requirements of this Section.

d. Manager will supply each Joint Venturer with certificates evidencing the above insurance forthwith following execution of this Agreement. Any insurance carried by Manager will name Joint Venturers as additional insured and loss payees and will contain a waiver of subrogation in favor of Joint Venturers.

                                     ARTICLE 3
                        ALLOCATION AND DISTRIBUTION OF FEES

3.1         DISTRIBUTION OF FEES FROM WESTERN TERRITORY

a. Manager will distribute to Pike, annually, the Western Net Revenues for the second, third and fourth quarters of the preceding year and for the first quarter of the current year in the following order of priority:

     i. to pay the Pike Interest Amount, plus any other accrued and unpaid interest on the Pike Note; and

     ii. to pay the Pike Return, including any cumulative amount of the Pike Return not paid in prior years.

b. Thereafter, Manager will distribute to Pike, annually, the Western Net Revenue for the second, third and fourth quarters of the preceding year and for the first quarter of the current year less the amounts set forth in
     Section 3.1.a., payable in the year in the following order of priority:

     i. 45% to Pike, for payment against the principal sum outstanding from time to time under the Pike Note and in accordance with the Pike Note; and

     ii.  55% to Pike for retention by Pike; and

c. For the purposes of this Agreement the following terms have the following meanings:

     i. "Western Management Fee" means an annual marketing and management fee payable to Manager by Pike and calculated at the end of each year pursuant to the following formula:

          Formula:

          Western Management Fee =
          (WN - WI - WU/.55 -Cdn.$50,000) X .45,
               [but not less than zero]
          Where,

          WN = Western Net Revenues, calculated without reference to Paragraph E of the definition for Western Expenses;

          WI = the Pike Interest Amount in such year, plus any other accrued and unpaid interest on the Pike Note;

          WU = the outstanding principal on the Pike Note at the end of such year;

     ii. "Western Expenses" means the following cumulative costs and fees to the extent not previously recouped by Manager in accordance herewith:

          A. the cost of goods sold in the Western Territory relating to the Application Software, including without limitation, costs of material, manufacturing, quality assurance and testing, costs of third party licenses, but excluding any costs of goods sold relating to the hardware incorporated in the Security System;

          B. direct costs of marketing, distributing and selling the Security System in the Western Territory including without limitation, any costs of acquiring access, assets and/or expertise to channels of trade to market and distribute the Security System in the Western Territory;

          C. the pro rata share of the cost of Enhancements in a year, determined by multiplying the cost of Enhancements in such year by a fraction, the numerator of which is the Western Net Sales in such year and the denominator of which is the gross amount paid to Alya in such year for the purchase, installation and support of the Security System in the United States and Canada, less normal course of business selling credits for discounts and rebates in such year and less return adjustments for which a refund has been paid or credited to the customer to the extent of the payment or credit in such year;

          D.   Western Overhead and Administrative Costs; and

          E.   Western Management Fee.

     iii. "Western Gross Sales" means gross amounts paid by Customers in the Western Territory, in a year, to purchase, install, and receive support for the Security System less the price of the hardware incorporated therein, applying Manager's standard prices charged to similar customers, as in effect from time to time;

     iv.  "Western Net Revenue" means Western Net Sales less Western Expenses;

     v.   "Western Net Sales" means Western Gross Sales less:

          A. normal course of business selling credits for discounts or rebates to Customers in the Western Territory for the year; and

          B. returns or adjustments for the Security System for which a refund has been paid or credited to a Customer in the Western Territory, or any distributor or other reseller in the Western Territory, to the extent of the payment or credit in the year;

     vi. "Western Overhead and Administrative Costs" means the overhead and administrative costs of Manager to manage and market the Security System in the Western Territory, for a year, determined by multiplying Manager's total overhead and administrative costs for marketing and managing the Security System in the United States and Canada in such year by a fraction, the numerator of which is the Western Net Sales for such year and the denominator of which is the aggregate gross amount paid to Alya in such year, for the purchase, installation and support of the Security System in the United States and Canada, less normal course of business selling credits for discounts and rebates in such year and less return adjustments for which a refund has been paid or credited to the customer, to the extent of the payment or credit in such year; and

     vii. "Pike's Return" means an annual cumulative preferential return to Pike of Fifty Thousand Canadian Dollars (Cdn.$50,000) (prorated for any partial year);

3.2         DISTRIBUTION OF FEES FROM EASTERN TERRITORY

a. Manager will distribute, annually, the Eastern Net Revenues for the second, third and fourth quarters of the preceding year and for the first quarter of the current year in the following order of priority:

     i. to pay the Ward Interest Amount, plus any other accrued and unpaid interest on the Ward Note; and

     ii. to pay the Ward Return, including any cumulative amount of the Ward Return not paid in prior years.

b. Thereafter, Manager will distribute, annually, the Eastern Net Revenue for the second, third and fourth quarters of the preceding year and for the first quarter of the current year less the amounts set forth in Section 3.2.a., payable in the year in the following order of priority:

     i. 45% to Ward, for payment against the principal sum outstanding from time to time under the Ward Note and in accordance with the Ward Note; and

     ii.  55% to Ward for retention by Ward; and

c. For the purposes of this Agreement the following terms have the following meanings:

     i. "Eastern Management Fee" means an annual marketing and management fee payable to Manager by Ward and calculated at the end of each year pursuant to the following formula:

          Formula:

          Eastern Management Fee =
          (EN - EI - EU/.55 -Cdn.$50,000) X .45,
               [but not less than zero]
          Where,

          EN = Eastern Net Revenues, calculated without reference to Paragraph E of the definition for Eastern Expenses;

          EI = the Ward Interest Amount in such year, plus any other accrued and unpaid interest on the Ward Note;

          EU = the outstanding principal on the Ward Note at the end of such year;


     ii. "Eastern Expenses" means the following cumulative costs and fees to the extent not previously recouped by Manager in accordance herewith:

          A. the cost of goods sold in the Eastern Territory relating to the Application Software, including without limitation, costs of material, manufacturing, quality assurance and testing, costs of third party licenses, but excluding any costs of goods sold relating to the hardware incorporated in the Security System;

          B. direct costs of marketing, distributing and selling the Security System in the Eastern Territory including without limitation, any costs of acquiring access, assets and/or expertise to channels of trade to market and distribute the Security System in the Eastern Territory;

          C. the pro rata share of the cost of Enhancements in a year, determined by multiplying the cost of Enhancements in such year by a fraction, the numerator of which is the Eastern Net Sales in such year and the denominator of which is the gross amount paid to Alya in such year for the purchase, installation and support of the Security System in the United States and Canada, less normal course of business selling credits for discounts and rebates in such year and less return adjustments for which a refund has been paid or credited to the customer to the extent of the payment or credit in such year;

          D.   Eastern Overhead and Administrative Costs; and

          E.   Eastern Management Fee.

     iii. "Eastern Gross Sales" means gross amounts paid by Customers in the Eastern Territory, in a year, to purchase, install, and receive support for the Security System less the price of the hardware incorporated therein, applying Manager's standard prices charged to similar customers, as in effect from time to time;

     iv.  "Eastern Net Revenue" means Eastern Net Sales less Eastern Expenses;

     v.   "Eastern Net Sales" means Eastern Gross Sales less:

          A. normal course of business selling credits for discounts or rebates to Customers in the Eastern Territory for the year; and

          B. returns or adjustments for the Security System for which a refund has been paid or credited to a Customer in the Eastern Territory, or any distributor or other reseller in the Eastern Territory, to the extent of the payment or credit in the year;

     vi. "Eastern Overhead and Administrative Costs" means the overhead and administrative costs of Manager to manage and market the Security System in the Eastern Territory, for a year, determined by multiplying Manager's total overhead and administrative costs for marketing and managing the Security System in the United States and Canada in such year by a fraction, the numerator of which is the Eastern Net Sales for such year and the denominator of which is the aggregate gross amount paid to Alya in such year, for the purchase, installation and support of the Security System in the United States and Canada, less normal course of business selling credits for discounts and rebates in such year and less return adjustments for which a refund has been paid or credited to the customer, to the extent of the payment or credit in such year; and

     vii. "Ward's Return" means an annual cumulative preferential return to Owner of Fifty Thousand Canadian Dollars (Cdn.$50,000) (prorated for any partial year);

3.3  DETERMINATION OF FEES AND CALCULATIONS

a. Notwithstanding anything else contained in this Agreement, in no event, without the prior written consent of the applicable Joint Venturer, will fees or other amounts for the Security System within such Joint Venturer's
     Territory:

     i. be set below competitive prices prevailing in the market for similar products or services as determined by Manager acting in the best interests of such Joint Venturer; or

     ii. be discounted for any other consideration granted to Manager, its affiliates or associates that is not provided to such Joint Venturer; and

b. All amounts to be determined for the purposes of the calculations required pursuant to this Article 3 will be determined in accordance with United States generally accepted accounting principles consistently applied from year to year and consistently applied between the Security System sold by Manager hereunder and the other services sold by Manager outside the scope of this Agreement.

3.4       TIMING AND PAYMENT OF DISTRIBUTIONS

     Amounts payable to each Joint Venturer for a year pursuant to Sections 3.1 and 3.2 will be paid within 60 days following each calendar year end.

3.5       SET OFF

     Manager will have the right to set off amounts payable by Manager to a Joint Venturer under this Agreement against amounts payable to Manager by such Joint Venturer under the Joint Venturer's Note except that Manager will have no right of set off and will pay the following amounts to such Joint Venturer without regard to the equities between Manager or its affiliates and such Joint
Venturer:

     i. amounts payable to such Joint Venturer pursuant to Subsections 3.1 a.ii. and 3.1 b. ii. or 3.2 a.ii.

          and 3.2 b. ii., as applicable, for his retention; and

     ii. amounts payable by such Joint Venturer as sales taxes or goods and services taxes, which amounts will be remitted forthwith upon their being due, by Manager to the appropriate authorities on behalf of such Joint Venturer.

3.6       REPORTS

a. Manager will give each Joint Venturer, on a confidential basis, annual reports within 90 days following the end of each fiscal year, setting forth the details in respect of all sales and support of the Security System in such Joint Venturer's Territory during such year, including the name and address of all Customers, the amount and type of all fees and other amounts payable to date, potential Customers and projected revenues in the Territory. Manager will give each Joint Venturer, on a confidential basis, quarterly reports within forty-five (45) days following the end of each fiscal quarter, which quarterly reports shall set forth Gross Sales and Net Sales received by Manager from Customers in the Territory for the immediately preceding quarter.

b. In addition, Manager will give each Joint Venturer, on a confidential basis, within 90 days following the end of each calendar year for the second, third and fourth quarters of the preceding year and for the first quarter of the current year, the detailed calculations necessary to establish Gross Sales, Net Sales, Expenses, Overhead and Administrative Costs and Net Revenues including, without limitation, the component parts thereof, annually, with respect to such Joint Venturer's Territory.

3.7       FINANCIAL STATEMENTS

     Manager will provide to each Joint Venturer the following financial statements, for the business pertaining to the Security System within such Joint Venturer's Territory, annually, within 90 days following the end of each fiscal year of Manager:

     i.   the annual reports referred to in Section 3.6;

     ii.  an audited income statement; and

     iii. an audited balance sheet.

3.8       BOOKS AND RECORDS

     Manager will keep and maintain complete and accurate books and records related to the business of selling the Security System in each of the Western Territory and the Eastern Territory, separate and apart from the books and records maintained for its own sales or other business. These will include records of all sales and support of the Security System in each Territory, all costs of providing the Security System and the appropriate fees accruing and collected. These books and records will be maintained according to U.S. generally accepted accounting principles and practices respecting all matters pertinent to this Agreement. Each Joint Venturer will have the right, at his own expense, to audit the books and records of Manager pertaining to marketing the Security System in such Joint Venturer's Territory, and the performance of its other obligations hereunder, once in respect of each year.
 For this purpose, each Joint Venturer or its nominee will have, during normal business hours, access to and the right to copy and remove copies of all books and accounting records relating to the calculation of fees accrued and collected from the sale of the Security System in such Joint Venturer's Territory. All information obtained by such Joint Venturer or its nominee will be subject to the confidentiality obligations of this Agreement.

3.9       TAXES

a. Manager will charge and collect from Customers any and all taxes of any type that are imposed on the use, sale or support of the Security System in the Territory by Manager by any federal, provincial, local or any other taxing authority in which the Security System is sold and Manager will pay and duly remit on a timely basis to the appropriate taxation authority the tax so charged and collected;

b. Manager is responsible to withhold and remit on a timely basis the amount of any income, sales or any other tax imposed on the Management Fee or any other amount paid or credited to the Manager hereunder by any federal, provincial, local or any other taxation authority in any country regardless of whether the obligation to withhold and remit such amount is on the Joint Venturers;

c. Subject to subsection 3.9(b) hereof, the Joint Venturers and Manager are required to pay their respective taxes of any type imposed on them for fees paid or credited to a Joint Venturer or Manager hereunder; and

d. Manager will prepare or provide each Joint Venturer with any and all information or other documentation on a timely basis required by each Joint Venturer to enable such Joint Venturer to prepare any return required to be filed by it with any taxing authority in connection with an amount withheld or payable in accordance with this Agreement or alternately, the Manager shall prepare and file such a return on the Joint Venturer's behalf in the name of such Joint Venturer within the time required to file such return and shall provide a copy thereof to such Joint Venturer.

                                     ARTICLE 4
                                  GRANT OF RIGHTS

4.1 In consideration of the Ward Return and the Pike Return and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each of the Joint Venturers), each of the Joint Venturers hereby grants Manager, during the term of this Agreement and subject to the restrictions imposed in this Agreement, an exclusive Territory-wide right to use, modify, market, distribute and sell the Application Software, the Intellectual Property and the Documentation in the Territory, but only with products or services that are not competitive with the Security System.

4.2 The Joint Venturers shall own (each as to an undivided 50% interest) all right, title and interest in and to any Enhancements within the Territory. Manager shall retain the exclusive right to use, market, distribute and sell, in all regions of the world other than the Territory, any Enhancement. Any modification to the Application Software which does not constitute an Enhancement will be owned by Manager. Any modification to the Intellectual Property or the Documentation that does not relate to an Enhancement will be owned by Manager.

4.3 During the term of this Agreement, neither Manager nor any of its affiliates or associates will, directly or indirectly, market, distribute or sell any product or service within the Territory, which product or service directly or indirectly competes with the Security System. Nothing precludes Manager from selling the O.P.E.N.cortex platform and associated hardware as a stand-alone development platform.

4.4 Manager will have, upon termination of this Agreement with respect to Ward in the circumstances described below, an exclusive, Eastern Territory-wide paid up right to use market, promote, distribute and sell the Application Software in accordance with Section 4.1, which right for greater certainty shall only pertain to products or services that are not competitive with the Security System:

a. upon termination of this Agreement with respect to Ward pursuant to Subsection 5.4, if Manager is not then in default of this Agreement; or

b.   upon termination of this Agreement with respect to Ward, pursuant to
     Section 5.3, if Manager pays Ward, an amount calculated as the difference between Four Hundred Thousand Canadian Dollars (Cdn. $400,000) and the amount of Ward's Return credited to Ward to the date of termination.

4.5 Manager will have, upon termination of this Agreement with respect to Pike in the circumstances described below, an exclusive, Western Territory-wide, paid up right to use, market, promote, distribute and sell the Application Software in accordance with Section 4.1, which right for greater certainty shall only pertain to products or services that are not competitive with the Security
System:

a. upon termination of this Agreement with respect to Pike pursuant to Subsection 5.4, if Manager is not then in default of this Agreement; or

b.   upon termination of this Agreement with respect to Pike, pursuant to
     Section 5.3, if Manager pays Pike, an amount calculated as the difference between Four Hundred Thousand Canadian Dollars (Cdn. $400,000) and the amount of Pike's Return credited to Pike to the date of termination.

4.6            PROTECTION OF PROPRIETARY RIGHTS

     Each party hereto shall promptly notify the other party in writing of any infringement by a third party of a patent, copyright or trademark or misappropriation of any trade secret relating to the Assets within the Territory. In the case of an infringement, misappropriation or other action described herein, Manager is hereby authorized to, but shall not be required to, institute an action against the infringer, misappropriator or other third party, and to defend or prosecute such action in whatever manner deemed appropriate by Manager, in its sole discretion. If Manager elects not to commence such an action, then either Joint Venturer may, but shall not be required to, institute such an action, at his own expense. Each Joint Venturer shall cooperate with and generally assist Manager in taking any action authorized hereunder. This provision shall survive any termination or expiration of this Agreement, to the extent Manager retains any license to the Application Software.

                                     ARTICLE 5
                                TERM AND TERMINATION

5.1       TERM

     This Agreement will be for an initial term expiring December 22, 2007, (the "initial term") and may be extended, for two additional two year terms, each term expiring on the respective second anniversary date of the beginning of such term.

5.2  AUTOMATIC EXTENSION

     The initial term or any extension term of this Agreement will be automatically extended to the next extension term without notice or election by Manager. Manager may, during any extension term, terminate this Agreement as to the Western Territory and/or the Eastern Territory on 90 days notice given to each affected Joint Venturer.

5.3  TERMINATION

     Each Joint Venturer may, during the initial term or any extension term, terminate this Agreement as to his Territory as follows:

a. upon 10 days written notice by such Joint Venturer to Manager of a breach of any of Manager's obligations to pay such Joint Venturer under this Agreement, subject to Section 3.5, if such breach has not been remedied;

b. upon 30 days written notice by such Joint Venturer to Manager of a material breach by Manager (other than a failure to pay referred to in Subsection
     5.3 a.) of this Agreement if such breach is not remedied within the 30 day notice period, or if steps are not being taken by Manager within the 30 days notice period which can reasonably be expected to remedy such breach within 60 days of the date of the notice; or

c. forthwith upon written notice to Manager, in the case of the petitioning into bankruptcy of Manager, the appointment of a receiver or the liquidation of the business and affairs of Manager or the commencement of or ordering of the winding-up of the business and affairs of Manager.

5.4  TERMINATION BY NON-RENEWAL

     Either Joint Venturer may, at the end of the initial term or during any extension term, terminate this Agreement with respect to such Joint Venturer and his Territory upon 90 days notice given to Manager and upon payment of all outstanding principal and accrued and unpaid interest under the Note.

5.5       RIGHTS AND DUTIES ON TERMINATION

     Should the Agreement terminate with respect to any Joint Venturer and his respective Territory pursuant to this Article 5, Manager will:

a. provide each Joint Venturer with respect to whom this Agreement has terminated with copies of any additional Enhancements not yet delivered to Agent in the Province of Alberta or deposited into escrow;

b. forthwith give the Security Agent under the Security Agent Agreement notice to release all deposited source code and other materials to Agent in the Province of Alberta to hold in trust for the Joint Venturer with respect to whom this Agreement has terminated and refrain from objecting to the release of the source code and other materials by the Security Agent;

c. cease marketing, distributing and selling the Security System in any Territory for which this Agreement has terminated and, subject to Section
     4.4 and 4.5, the rights of the Manager under Section 4.1 shall also terminate;

d. pay all accrued fees to each Joint Venturer with respect to whom this Agreement has terminated (subject to Manager's right to set-off amounts owed to Manager by such Joint Venturer in accordance with Section 3.5) and provide a full accounting to such Joint Venturer for fees payable to such Joint Venturer under this Agreement; and

e. within 90 days of the termination date, provide to each Joint Venturer with respect to whom this Agreement has terminated, a final report setting forth the details in respect of all sales and support of the Security System in the applicable Territory during the period from the end of the last year to the termination date including the amount and type of all fees and other amounts payable to date, potential Customer and projected revenues, and all other information necessary and relevant to marketing and supporting the Security System, including without limitation, the names and addresses of Customers of the Security System.

5.6       SURVIVING OBLIGATIONS

     Section 5.5 and Articles 6, 7, 8, 9, 10 and 11 will survive the termination of this Agreement.

                                     ARTICLE 6
                              OWNERSHIP OF TECHNOLOGY

6.1       OWNERSHIP OF ASSETS

     Manager acknowledges that the Joint Venturers collectively own all right, title and interest in and to the

Assets and the Enhancements in the Territory, including without limitation all intellectual property rights therein.

                                     ARTICLE 7
                                     LIABILITY

7.1       INDEMNIFICATION BY MANAGER

     Manager will be liable to each Joint Venturer for and indemnify and hold each Joint Venturer harmless from any and all claims, losses, liabilities, costs, taxes (including penalties and interest thereon), expenses (including reasonable legal costs of a solicitor) and damages which may arise pursuant to this Agreement, including without limitation, misrepresentations made by Manager, improper installation of, improper support of, improper use of or infringement of any third party right by, the Assets (whether in negligence or otherwise), failure to comply with Sections 2.2, 2.3 and 3.9 herein or any other material breach of this Agreement.

7.2       INDEMNIFICATION PROCEDURE

     Upon the occurrence of an event giving rise to indemnification hereunder as a result of a claim, action or cause of action made or brought against the Joint Venturers or either of them, the Joint Venturers shall (i) give prompt notice to Manager of such events, (ii) permit Manager's attorneys to handle and control the defense of such claims, at Manager's expense, and (iii) shall reasonably cooperate in the defense thereof. Manager agrees herein to assume the defense of all such claims, demands, actions or causes of action. Either Joint Venturer may, at his own expense, participate in such defense, provided however, that, as Manager has agreed herein to assume the defense of such claims, such participation expenses shall not become part of the indemnification claim. There shall be no settlements, whether agreed to in court or out of court, without the prior written consent of Manager and any Joint Venturer affected thereby, except that Manager may settle a claim without the consent of a Joint Venturer affected thereby if (i) the settlement is purely monetary, (ii) Manager hereunder admits in writing its liability to such Joint Venturer hereunder, and (iii) concurrently with such settlement, Manager pays the full amount owed thereunder. Notwithstanding the foregoing, in the event Manager does not assume the defense of any such claim or litigation in accordance with the terms hereof within the earlier of
(i) thirty (30) days following written notice from a Joint Venturer or (ii) the due date for response to any complaint filed, then such Joint Venturer may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Manager, on such terms as such Joint Venturer may deem appropriate. In any action by a Joint Venturer seeking indemnification from Manager in accordance with the provisions hereof, Manager shall not be entitled to object to the manner in which such Joint Venturer defended such caim or the amount of or nature of any such settlement.

7.3       LIMITATION OF LIABILITY

     Except with respect to Manager's indemnification obligations relating to third party claims as set forth in Section 7.1 hereof or a breach of the confidentiality provisions in Section 8 herein, none of the parties shall be liable for any indirect, incidental, special or consequential damages including, without limitation, damages for loss of data, loss of business or failure to realize expected profits or savings or other economic or commercial loss of any kind or loss of use of the Application Software or the Assets or costs of substituted technology or services, whether under any theory of contract (even in the nature of a breach of a condition or a fundamental term or a fundamental breach), tort (including negligence or misrepresentation), strict liability or any other legal or equitable theory, even if such party has been advised of the possibility thereof, all of which liability is hereby expressly waived by each party.

                                     ARTICLE 8
                         CONFIDENTIALITY AND NON-DISCLOSURE

8.1 Each party that receives Confidential Information shall maintain such Confidential Information in confidence, shall not reveal the same to any third party (other than its employees, advisors, consultants and agents on a need to know basis in connection with the receiving party's performance under this Agreement or the Agreement) and shall not use such Confidential Information, directly or indirectly, for any purpose other than as required in the performance of this Agreement or the Application Software Purchase Agreement.

8.2 All memoranda, notes, records, reports, papers and any other documents and all copies thereof about any party's business in any way obtained by any other party pursuant to this Agreement will be the disclosing party's property and will be returned promptly to the disclosing party upon termination of this Agreement or at any time upon request. Notwithstanding the foregoing, all memoranda, notes, records, reports, papers and other documents which constitute the Assets shall be owned by the Joint Venturers.

8.3 Each of the parties (the "Indemnifying Party") agrees to indemnify the other (the "Indemnified Party") for all damages, costs, and expenses (including court costs and reasonable legal fees) incurred by the Indemnified Party as a result of a failure of the Indemnifying Party to comply with its obligations under this Article 8.

                                     ARTICLE 9
                               RIGHT OF FIRST REFUSAL

     In the event that either Joint Venturer desires to transfer all or any part of his interest in the Assets (the "Transferred Interest"), except to persons acting on his behalf as agents (or as required by operation of law or other involuntary transfer to do so), such Joint Venturer shall first offer the Transferred Interest to Manager in accordance with the following provisions:

a. Such Joint Venturer shall deliver a written notice (the "Notice") to Manager, stating i. Joint Venturer's bona fide intention to transfer the Transferred Interest; ii. the purchase price and terms of payment for which such Joint Venturer proposes to transfer the Transferred Interest; and iii. the name and address of the proposed transferee;

b. Within sixty (60) days after receipt of the Notice, Manager shall have the right, but not the obligation, to elect to purchase the Transferred Interest upon the price and terms of payment designated in the Notice, by delivering written notice to such Joint Venturer of such election (the "Election Notice"). If the Notice provides for the payment of non-cash consideration, Manager may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered;

c. If Manager elects to purchase or obtain the Transferred Interest designated in the Notice, then the closing of such purchase shall occur on a date mutually agreeable or (if the parties cannot agree) on a date within sixty
     (60) days after delivery of the Election Notice, and each of the selling Joint Venturers and Manager shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase and sale; and

d. If Manager elects not to purchase or acquire the Transferred Interest, then such selling Joint Venturer may transfer the Transferred Interest to the transferee proposed in the Notice, provided that such transfer: i. is completed within sixty (60) days after the expiration of Manager's right to elect to purchase the Transferred Interest, ii. is made on terms no less favorable to such Joint Venturer than as designated in the Notice, and iii. complies with all of the terms and conditions of this Agreement, the Application Software Purchase Agreement and the Note. If the Transferred Interest is not so transferred, such Joint Venturer must give notice in accordance with this Section prior to any other or subsequent transfer of the Transferred Interest.

                                     ARTICLE 10
                                    ARBITRATION

10.1      ARBITRATION OF DISPUTES

     Any dispute arising between the parties under this Agreement will be settled by initially escalating the dispute to senior management of the parties for resolution and, in the event that senior management cannot resolve the dispute within 30 days of escalation of the dispute to such level, then the parties agree that such dispute shall be settled by final and binding arbitration in Calgary, Alberta, before a single arbitrator mutually acceptable to each participating Joint Venturer and Manager, in accordance with the arbitration legislation in Alberta then existing, except as otherwise specifically provided herein. The arbitrator shall apply the laws of the province of Alberta and the laws of Canada for the purposes of construing and enforcing this Agreement and any dispute arising hereunder. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the disputes. Unless otherwise determined by the arbitrator, all expenses in connection with such arbitration will be divided equally between the parties, with the exception of expenses of counsel, witnesses and employees of the parties which will be borne by the parties incurring them. Notwithstanding anything to the contrary herein, either party will always be entitled to seek preliminary or provisional remedies or release (including attachments and preliminary injunctions) from any court of competent jurisdiction.

                                     ARTICLE 11
                                      GENERAL

11.1 VALIDITY

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

11.2      FURTHER ASSURANCES

     The parties will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Agreement.

11.3      COUNTERPART AND FACSIMILE EXECUTION

     This Agreement, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Agreement and will be binding on the parties as if they had originally signed one copy of this Agreement.

11.4      ASSIGNMENT

a. Subject to Article 9, either Joint Venturer may assign all or any part of its interest in this Agreement or the Assets, provided however, that any assignment to any person who is carrying on a business immediately prior to such assignment that is in direct competition with Manager, shall require the prior written consent of Manager. Any assignment shall be effected by:

     i.   giving written notice of the name and address of the assignee; and

     ii. by delivering to Manager a written undertaking of the assignee, acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement; and

b. Manager may not assign this Agreement, without the prior written consent of each Joint Venturer, except that Manager may assign this Agreement in whole, but not in part, and only with an assignment of all of its rights and obligations under the Note and the Security Agent Agreement, to (i) any corporation, partnership or other entity which is controlled by, controlling or under common control with, Manager; or (ii) a purchaser of all or substantially all the assets of Manager, or any person or entity into which Manager is merged or consolidated by:

     i.   by giving written notice of the name and address of the assignee; and

     ii. by delivering to each Joint Venturer a written undertaking of the assignee acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

11.5      BINDING EFFECT

     This Agreement and all of its provisions will enure to the benefit of the parties and their respective successors and permitted assigns, and will be binding upon the parties and their respective successors and permitted assigns. The expressions the "Manager", "Joint Venturer" and "Joint Venturers" as used herein will include Manager's and Joint Venturers' permitted assigns whether immediate or derivative, respectively.

11.6      RELATIONSHIP OF THE PARTIES

     This Agreement does not constitute a joint venture between the Joint Venturers on one hand and the Manager on the other hand, or such other business arrangement and any agreement between the parties as to joint business activities will be set forth in subsequent written agreements. The Joint Venturers are joint venturers of each other, but otherwise each party is acting immediately and not as partner or joint venturer with the other parties for any purpose. Except as provided in this Agreement, none of the parties will have any right, power or authority to act or to create any obligations, express or implied, on behalf of the other parties hereto.

11.7      TIME OF THE ESSENCE

     Time will be of the essence of this Agreement.

11.8      AMENDMENT

     This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

11.9      COSTS

     Each party hereto will bear its-own legal, accounting and other costs relating to all matters involved in this transaction.

11.10     CONFIDENTIALITY

     The parties will treat this Agreement and all information relating to this Agreement and the transactions contemplated by this Agreement confidentially and no public disclosure by either party will be made without the prior approval of the other, not to be unreasonably withheld, except (i) to employees, advisors, consultants and agents on a need to know basis in connection with performance under this Agreement or the Application Software Purchase Agreement, or (ii) as legally required by a party to satisfy disclosure obligations to shareholders and regulators, in which case simultaneous notice of such disclosure will be given to the other party.

11.11     ENTIRE AGREEMENT

     This Agreement, the Application Software Purchase Agreement, the Note, the Security Agent Agreement and the exhibits and schedules referred to in each of the foregoing, constitute the entire Agreement among the parties and SUPERSEDE all proposals, letters of intent, oral or written, and all other communications among them relating to the subject matter hereof.

11.12     EQUITABLE REMEDIES

     The parties acknowledge that money damages would not be a sufficient remedy for certain violations of the terms of this Agreement and, accordingly, either party will be entitled to specific performance and injunctive relief as remedies for such violations of the Agreement by the
other party.   These remedies will not be exclusive remedies but will, in addition to all other remedies, be available to such party, at law or equity.

11.13  JURISDICTION, VENUE AND GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein (regardless of either jurisdiction's or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in Calgary, Alberta, Canada, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in Calgary, Alberta, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

11.14  NOTICES

     Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given personal delivery, international overnight courier service, or by facsimile (subject of confirmation of receipt), addressed to the respective party at the applicable address set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, or two (2) business days following deposit with any international overnight courier service, or upon confirmation of receipt if sent by facsimile transmission.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives as of the date first above written.

                         ALYA INTERNATIONAL, INC.



                         By:  /s/ Milan Carnogursky
                              --------------------------------------------
                              Milan Carnogursky, President CEO
                              --------------------------------------------
                              (Print Name and Title)


                              /s/ G. Kingsley Ward
                              --------------------------------------------
                              G. Kingsley Ward


                              /s/ Barry Pike
                              --------------------------------------------
                              Barry Pike

                SCHEDULE A TO THE MANAGEMENT AND MARKETING AGREEMENT





WESTERN TERRITORY:

1.   British Columbia

2.   Manitoba

3.   Saskacchewan

4.   Quebec


EASTERN TERRITORY:

1.   Alberta

2.   Ontario

3.   New Brunswick

4.   Nova Scotia

5.   Prine Edward Island

6.   Newfoundland

7.   Northwest Territories

8.   Yukon

                                   BARRY PIKE









                              6% SECURED TERM NOTE


                                  IN FAVOR OF
                            ALYA INTERNATIONAL, INC.

                 6% SECURED TERM NOTE MADE AS OF DECEMBER 22, 1997.

PRINCIPAL SUM:      CDN.$1,215,000

DUE DATE:           DECEMBER 22, 2007,
                    SUBJECT TO SECTION 1.1.C.


                                     ARTICLE 1
                                   INTERPRETATION

1.1       DEFINITIONS

     In this Note, unless the context otherwise requires:

a. "Application Software Purchase Agreement" means the application software purchase agreement made as of December 22, 1997, between Curtis Bartlett as agent on behalf of G. Kingsley Ward and Barry Pike as joint venturers (each with an undivided 50% interest) and the Holder;

b. "Due Date" shall be December 22, 2007, provided that any renewal or extension of the Management and Marketing Agreement shall automatically extend the Due Date for the same period, and subject to acceleration pursuant to Section 5.4 of the Management and Marketing Agreement;

c. "Default" means any event which after notice or lapse of time or both, would constitute an Event of Default;

d.   "Event of Default" means any of the events specified in Section 8.1;

e.   "Holder" means Alya International, Inc. or its permitted assignees;

f. "Interest Amount" means the amount equal to the annual interest payable under this Note;

g. "Management and Marketing Agreement" means the management and marketing agreement dated December 22, 1997, among Alya International Inc., G. Kingsley Ward and Barry Pike;

h. "Note" means this 6% Secured Term Note as originally executed, or as amended or supplemented as herein provided;

i. "Person" includes any individual, firm, corporation, company, joint venture, partnership, association, trust or unincorporated body of persons;

j.   "Principal Sum" has the meaning specified above;

k.   "Sale Proceeds" has the meaning specified in Section 8.4(b);

l. "Product Proceeds" means the amounts paid or credited to Pike under the Management and Marketing Agreement which are allocated to pay the accrued interest and principal sum outstanding under the Note.

m. "Security Agent Agreement" means the Security Agent Agreement entered into by Pike, the Holder and Burnet, Duckworth & Palmer, as security agent, on the date hereof for the purpose of holding the Purchased Assets pursuant to the terms hereof; and

n. "Purchased Assets" means the Purchased Assets, as defined in the Application Software Purchase Agreement;

o.   "Pike" means Barry Pike and his permitted assignees;

p.   "year" means a calendar year, ending December 31.

1.2       INTERPRETATION

a. The terms "this Note", "hereof" "thereunder" and similar expressions refer to this Note and not to any particular Section, Subsection or other portion of this Note and include any agreement amending or supplementing this Note. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Note;

b. Except as specifically stated in this Agreement, all references to currency are to Canadian dollars. Any currency conversion required or contemplated by this Agreement with respect to Canadian and United States of America currency will be based on the rate published by the Bank of Canada as the noon spot rate of exchange applicable for such currencies on the business day immediately before the date of conversion;

c. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Note the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof; and

d. Headings are inserted in the Note for convenience of reference only and are not intended to affect the Note's interpretation.

                                     ARTICLE 2
                                   PROMISE TO PAY

2.1 Pike, for value received, and in consideration of these premises hereby acknowledges himself indebted to the Holder and promises and covenants with the Holder, subject to Section 8.3, to pay to the Holder:

a.   the Principal Sum outstanding from time to time;

b. interest on the Principal Sum outstanding from time to time, such interest to be calculated, payable and paid as set forth in Section 3.2; and

c. all other moneys which may be owing by Pike to the Holder pursuant to this Note, subject to the terms and conditions of this Note.

                                     ARTICLE 3
                         PAYMENT OF PRINCIPAL AND INTEREST


3.1       PRINCIPAL

a.   The Principal Sum outstanding will be paid in full on the Due Date; and

b. Prepayment of the Principal Sum outstanding, from time to time for each year will be made annually, within sixty (60) days of receipt of Product Proceeds for the year, if the amount of Product Proceeds received for such year exceeds the amount of accrued and unpaid interest as at the end of such year. The amount of the annual prepayment, if any, against the Principal Sum outstanding from time to time will be equal to the difference between the Product Proceeds received for the year and the amount of accrued and unpaid interest as at the end of such year.

3.2       INTEREST

a. Interest on the Principal Sum outstanding from time to time pursuant to this Note will accrue from the date hereof up to and including the date of payment at the rate of 6% per annum calculated, but not compounded, yearly, and not in advance;

b.   Interest accrued and unpaid at the Due Date will be paid on the Due Date;

c. Interest accrued and unpaid at the end of each year, will be paid annually within thirty (30) days of receipt by Pike of Product Proceeds for the year, to the extent of the Product Proceeds, if any;

d. Accrued interest, if any, that is not paid in any year will continue to accrue and be outstanding until paid but will not be added to the Principal Sum payable under this Note and will not bear interest; and

e. The covenant of Pike to pay interest at the rate provided herein will not merge in any judgment in respect of any obligation of Pike hereunder and such judgment will bear interest as aforesaid and be payable in the same manner.

3.3       PRINCIPAL AND INTEREST ACCELERATION

     Notwithstanding Section 3.2 c., but subject to the limitation of liability set forth in sections 8.3 and 8.4, upon the occurrence of a Management Agreement Termination Event, the outstanding Principal Sum and accrued and unpaid interest at the Management Agreement Termination Date will be repaid within 30 days of the Management Agreement Termination Date.

     For the purposes of Section 3.3, the following terms have the meanings set out below:

     "Management Agreement Termination Date" means the date of the occurrence of a Management Agreement Termination Event; and

     "Management Agreement Termination Event" means the termination of the Management and Marketing Agreement, with respect to the Eastern Territory, pursuant to Article 5 of the Management and Marketing Agreement.

                                     ARTICLE 4
                                     ASSIGNMENT

4.1       ASSIGNMENT OF PRODUCT PROCEEDS

     Pike hereby assigns the Product Proceeds to the Holder as security for payment of Pike's obligations to the Holder under this Note.

     The provisions of this Section 4.1 and the rights of the Holder hereunder will, notwithstanding any other provisions of this Note, wholly terminate on the earlier of the date upon which this Note is retired or the indebtedness hereunder is extinguished.

                                   ARTICLE 5
                                   SECURITY

5.1       SECURITY FOR THE NOTE

     In consideration for the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Pike, and the due payment of all principal and interest on this Note from time to time outstanding and on all other monies from time to time owing on the security hereof and to secure the due performance by Pike of obligations herein contained, Pike does hereby grant, assign, mortgage, pledge, charge, hypothecate and create a security interest in, to and in favor of the Holder in an undivided fifty percent (50%) interest in the Purchased Assets provided that the charge hereby created will in no way hinder or prevent Pike at any time and from time to time (until an Event of Default occurs pursuant to Article 8 hereof and the Holder will have determined to enforce the same) from managing, developing, utilizing or dealing with all or any part of the subject matter of the said charge in the ordinary course of his business and for the purpose of carrying on or extending the same or from entering into the Management and Marketing Agreement; provided further that during any period in which there is any outstanding principal or any accrued and unpaid interest on this Note, Pike will not, and Pike hereby covenants that he will not, without the prior written consent of the Holder, sell or transfer all or any part of his undivided fifty percent (50%) interest in the Purchased Assets, or make, give, create, assume or allow to subsist any mortgage, pledge, hypothecation, lien, charge, encumbrance, assignment or other security, whether fixed or floating, upon the Purchased Assets or any part thereof.

     TO HAVE AND TO HOLD such assets and interests and all rights hereby conferred unto the Holder, its successors and assigns forever, but in trust nevertheless, for the uses and purposes and with the powers and authorities subject to the terms and conditions mentioned and set forth in this Note.

5.2       FURTHER ASSURANCES

     Pike will forthwith, and from time to time at his sole cost and expense, execute and do or cause to be executed and done all deeds, documents and things which, in the reasonable opinion of the Holder, are necessary or advisable for giving the Holder (so far as may be possible under the local laws of the places where the Purchased Assets are situated) a valid mortgage, pledge, charge and hypothecation of the nature herein specified upon the Purchased Assets to secure payment of monies intended to be secured by this Note, and for better assuring, mortgaging, pledging, charging, assigning, hypothecating and confirming unto the Holder the Purchased Assets, and for conferring upon the Holder such power of sale and other powers over the Purchased Assets as are hereby expressed to be conferred.

5.3       DEFEASANCE

     The Holder will at the written request and sole cost and expense of Pike cancel and discharge the lien of this Note and execute and deliver to Pike such deeds or other instruments as will be requisite to discharge the lien hereof and to reconvey to Pike any part of the Purchased Assets subject to the lien of this Note and to release Pike from the covenants herein contained and upon delivery of such written request to the Holder, rights hereby granted will cease, terminate and be void, provided that Pike will have satisfied the payment of all principal monies, and interests due or to become due on this Note.

5.4       POSSESSION AND USE OF PURCHASED ASSETS

     Until an Event of Default occurs pursuant to Article 8 hereof and the Holder will have determined to enforce the same pursuant to the provisions of this Note, Pike will, subject however to the express terms hereof, be suffered and permitted to possess, manage, develop, operate and enjoy the Purchased Assets, and freely to control the conduct of his business and to take and use any income, rents, issues and profits thereof in the same manner, to the same extent and with the same effect, except as provided herein, as if this Note had not been made.

5.5  ESCROW

     Notwithstanding Section 5.4 hereof the source code version of the Application Software, as defined in the Application Software Purchase Agreement, will be held by the Security Agent pursuant to the terms and conditions of the Security Agent Agreement.

                                     ARTICLE 6
                           REPRESENTATIONS AND WARRANTIES

6.1       PIKE'S REPRESENTATIONS AND WARRANTIES

     Pike hereby represents and warrants to the Holder for the benefit of the Holder as follows:

a. Pike has the requisite power and authority to execute and deliver this Note, to consummate the transactions contemplated hereby and to duly observe and perform all his covenants and obligations herein set forth;

b. the execution and delivery of this Note does not and will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of any terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which Pike is subject or constitute or result in a default under any agreement, contract or commitment to which Pike is a party;

c. the execution and delivery of this Note will not constitute an event of default or an event which, with the giving of notice or lapse of time or both, would constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness (whether for borrowed money or otherwise) of Pike which would give any party to any such agreement, contract, indenture or other instrument the right to accelerate maturity for the payment of any monies under any such agreement, contract, indenture or other instrument; and

d. no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by Pike with any such governmental authority, regulatory body or court is required in order for Pike:

     i. to incur the obligations expressed to be incurred by Pike in or pursuant to this Note;

     ii. to execute and deliver all documents and instruments to be delivered by Pike pursuant to this Note;

     iii. to duly perform and observe the terms and provisions of this Note; and

     iv. to render this Note legal, valid, binding and enforceable against Pike in accordance with its terms.

                                     ARTICLE 7
                                 COVENANTS OF PIKE


     Pike hereby covenants and agrees with the Holder for the benefit of the Holder as follows:

7.1       TO PAY PRINCIPAL AND INTEREST

     Pike will duly and punctually pay or cause to be paid to the Holder the Principal Sum and accrued interest thereon and all other moneys from time to time owing hereunder, on the dates, at the places, in the moneys and in the manner mentioned herein.

7.2       TO CARRY ON BUSINESS

     Pike will carry on and conduct his business involving the Purchased Assets in a proper and efficient manner; and at all reasonable times he will furnish or cause to be furnished to the Holder or its duly authorized agent or attorney such information relating to the business of Pike involving the Purchased Assets as the Holder may reasonably require.

                                     ARTICLE 8
                                      DEFAULT

8.1       EVENTS OF DEFAULT

     If any one or more of the following events has occurred and is continuing:

a. the non-payment when due of the Principal Sum, accrued interest thereon and any other amounts due under this Note;

b.   the breach by Pike of any material provision of this Note;

c. any representation or warranty made by Pike herein or in any financial statements, reports or other documents supplied to the Holder by Pike hereunder is false, incorrect or inaccurate in any materially adverse respect; or

d. If proceedings for bankruptcy or receivership are commenced, unless such proceedings are being actively and diligently contested by Pike in good faith;

provided that Pike will not have remedied such default within thirty (30) days (ten (10) days in the case of a monetary default) following receipt by Pike from the Holder of notice of the default, the Holder may, by written notice declare the Principal Sum and accrued interest thereon and any other amounts payable to it under this Note to be immediately due and payable without further presentation, notice or demand and Pike will immediately pay to the Holder all indebtedness of Pike owing to it pursuant to this Note.

8.2       REMEDIES

     If an Event of Default has occurred and is continuing and Pike has failed forthwith to pay the amounts owing hereunder, or remedy any breach of any of his obligations secured by this Note as herein outlined, the Holder shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code or other applicable California law then in effect. Without limiting the generality of the foregoing, the Holder, in addition to any other rights and remedies it may have, in its own name will be entitled and empowered to sell the Purchased Assets as provided in Section 8.4 below, as well as institute action or proceeding at law or in equity for the collection of the sums so due and unpaid and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Pike or other obligor upon this Note and collect in the manner provided by law out of the Purchased Assets, as provided for in this Note wherever situated the monies adjudged or decreed to be payable.

8.3       LIMITED RECOURSE

     Notwithstanding anything else contained in this Note, the Holder covenants and agrees with Pike that all of its recourse rights, powers and remedies for payment of any obligations of Pike to the Holder under this Note is limited to the Product Proceeds and the Sale Proceeds which will be applied in the following order of priority:

a.   to pay interest due and payable under this Note;

b.   to pay the Principal Sum outstanding from time to time; and

c.   to pay any other amounts owing by Pike to the Holder under this Note.

8.4       SALE OF PURCHASED ASSETS

a.   If an Event of Default has occurred and is continuing as provided in
     Section 8.2 hereof or the indebtedness created hereby either with respect to principal or interest remains in whole or in part unpaid as of the Due Date, the Holder will be entitled and empowered to dispose of the Purchased Assets or any part thereof: i. at public sale, which public sale may be conducted at the location designated by the Holder for cash or on credit and on such terms as the Holder may in its sole discretion, elect after giving at least five days notice of the time and place of sale in the manner provided by law, or ii. at private sale upon like notice for cash or on credit and on such other terms as the Holder may in its sole discretion elect;

b. The proceeds of the sale ("Sale Proceeds") of the Purchased Assets will be allocated as follows:

     i. to reimburse the Holder (to a maximum of 20% of the gross proceeds of sale), for all costs and expenses incurred as the result of an Event of Default and in connection with re-possession, storing, advertising, marketing and selling the Purchased Assets including, without limitation, reasonable attorneys' fees and costs;

     ii. to the Holder as a reduction of amounts owing by Pike under this Note allocated firstly as to interest and the remainder as to principal; and

     iii. the balance to Pike;

c. Any balance owing by Pike under this Note after the allocation of the Sale Proceeds will be forgiven by the Holder and Pike will have no further liability under this Note; and

d. This Note is non-negotiable. The Holder will have no right or recourse against any legal person in respect of the covenants contained in this Note other than, subject to Section 8.3, Pike, and his assigns but only severally and not jointly and only to the extent of each person's interest in the Purchased Assets.

8.5       LIMITATION OF LIABILITY

     Notwithstanding anything contained in this Note, Pike will not have any obligation to pay the Principal Sum outstanding from time to time under the Note if the Management and Marketing Agreement is terminated as a result of the occurrence of an event described in Section 5.3 thereof.


                                     ARTICLE 9
                                       WAIVER

9.1 Either the Holder or Pike may waive any breach of any of the provisions contained in this Note or any default by the other person in the observance or performance of any covenant, condition or obligation required to be observed or performed by such person under the terms of this Note, provided any such waiver shall only be effective upon the delivery of written notice by the waiving party. No waiver, consent, act or omission by the Holder or Pike will extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom and no waiver or consent by the Holder or Pike will be binding unless it is in writing. The inspection or approval by the Holder or Pike of any document or matter or thing done by the other will not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity, or binding effect of such document, matter or thing or a waiver of the obligations of the other.

                                     ARTICLE 10
                                TIME OF THE ESSENCE

10.1 Time will be of the essence of this Note.

                                     ARTICLE 11
                                      NOTICES

11.1 Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given personal delivery, international overnight courier service, or by facsimile (subject of confirmation of receipt), addressed to the respective party at the applicable address set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, or two (2) business days following deposit with any international overnight courier service, or upon confirmation of receipt if sent by facsimile transmission.

                                     ARTICLE 12
                                      GENERAL

12.1 VALIDITY

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

12.2 FURTHER ASSURANCES

     Pike and the Holder will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Note.

12.3 COUNTERPART EXECUTION

     This Note, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Note and will be binding on Pike and the Holder as if they had originally signed one copy of this Note.

12.4 ASSIGNMENT

     Pike may assign all or any part of its interest in Purchased Assets, except that any assignment to any person who is carrying on a business immediately prior to such assignment that is in direct competition with Holder, shall require the prior written consent of the Holder. An assignment shall be effected by:

a.   by giving written notice of the names and addresses of the assignees; and

b. by delivering to the Holder a written undertaking of the assignees acknowledging receipt of a copy of the Note and agreeing to be bound by the terms and conditions of the Note.

     The Holder may assign this Note in whole, but not in part, and only with an assignment of all of its rights and obligations under, and as permitted by, the Management and Marketing Agreement by giving Pike written notice of the name and address of the assignee.

12.5 BINDING EFFECT

     This Note and all of its provisions will enure to the benefit of the Holder and Pike and will be binding upon the Holder and Pike. The expressions the "Holder" and the "Pike" as used herein will include the Holder's and Pike's assigns, whether immediate or derivative, respectively.

12.6 AMENDMENT

     This Note may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

12.7 COSTS

     Each party hereto will bear its own legal, accounting and other costs relating to all matters involved in the preparation, delivery and enforcement of this Note.

12.8 REMEDIES NOT EXCLUSIVE

     No right or remedy herein is exclusive of any other right or remedy. Each and every right and remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.

12.9      JURISDICTION, VENUE AND GOVERNING LAW

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in the state and federal courts located in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the state and federal courts located in the County of Santa Clara, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

     IN WITNESS WHEREOF Pike and the Holder have duly executed these presents under the hands of their proper officers in that behalf.

PIKE:                         /s/ Barry Pike
                              ---------------------------------------
                              Barry Pike



HOLDER:                       ALYA INTERNATIONAL, INC.


                              By:  /s/ Milan Carnogursky
                                   ---------------------------------
                                   Milan Carnogursky
                                   President, Chairman and
                                   Chief Executive Officer

                                G. KINGSLEY WARD








                              6% SECURED TERM NOTE


                                  IN FAVOR OF
                            ALYA INTERNATIONAL, INC.

                 6% SECURED TERM NOTE MADE AS OF DECEMBER 22, 1997.

PRINCIPAL SUM:      CDN.$1,215,000

DUE DATE:           DECEMBER 22, 2007,
                    SUBJECT TO SECTION 1.1.C.


                                     ARTICLE 1
                                   INTERPRETATION

1.1       DEFINITIONS

     In this Note, unless the context otherwise requires:

a. "Application Software Purchase Agreement" means the application software purchase agreement made as of December 22, 1997, between Curtis Bartlett as agent on behalf of G. Kingsley Ward and Barry Pike as joint venturers (each with an undivided 50% interest) and the Holder;

b. "Due Date" shall be December 22, 2007, provided that any renewal or extension of the Management and Marketing Agreement shall automatically extend the Due Date for the same period, and subject to acceleration pursuant to Section 5.4 of the Management and Marketing Agreement;

c. "Default" means any event which after notice or lapse of time or both, would constitute an Event of Default;

d.   "Event of Default" means any of the events specified in Section 8.1;

e.   "Holder" means Alya International, Inc. or its permitted assignees;

f. "Interest Amount" means the amount equal to the annual interest payable under this Note;

g. "Management and Marketing Agreement" means the management and marketing agreement dated December 22, 1997, among Alya International Inc., G. Kingsley Ward and Barry Pike;

h. "Note" means this 6% Secured Term Note as originally executed, or as amended or supplemented as herein provided;

i. "Person" includes any individual, firm, corporation, company, joint venture, partnership, association, trust or unincorporated body of persons;

j.   "Principal Sum" has the meaning specified above;

k.   "Sale Proceeds" has the meaning specified in Section 8.4(b);

l. "Product Proceeds" means the amounts paid or credited to Ward under the Management and Marketing Agreement which are allocated to pay the accrued interest and principal sum outstanding under the Note.

m. "Security Agent Agreement" means the Security Agent Agreement entered into by Ward, the Holder and Burnet, Duckworth & Palmer, as security agent, on the date hereof for the purpose of holding the Purchased Assets pursuant to the terms hereof; and

n. "Purchased Assets" means the Purchased Assets, as defined in the Application Software Purchase Agreement;

o.   "Ward" means G. Kingsley Ward and his permitted assignees;

p.   "year" means a calendar year, ending December 31.

1.2       INTERPRETATION

a. The terms "this Note", "hereof" "thereunder" and similar expressions refer to this Note and not to any particular Section, Subsection or other portion of this Note and include any agreement amending or supplementing this Note. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Note;

b. Except as specifically stated in this Agreement, all references to currency are to Canadian dollars. Any currency conversion required or contemplated by this Agreement with respect to Canadian and United States of America currency will be based on the rate published by the Bank of Canada as the noon spot rate of exchange applicable for such currencies on the business day immediately before the date of conversion;

c. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Note the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof; and

d. Headings are inserted in the Note for convenience of reference only and are not intended to affect the Note's interpretation.

                                     ARTICLE 2
                                   PROMISE TO PAY

2.1 Ward, for value received, and in consideration of these premises hereby acknowledges himself indebted to the Holder and promises and covenants with the Holder, subject to Section 8.3, to pay to the Holder:

a.   the Principal Sum outstanding from time to time;

b. interest on the Principal Sum outstanding from time to time, such interest to be calculated, payable and paid as set forth in Section 3.2; and

c. all other moneys which may be owing by Ward to the Holder pursuant to this Note, subject to the terms and conditions of this Note.

                                     ARTICLE 3
                         PAYMENT OF PRINCIPAL AND INTEREST


3.1       PRINCIPAL

a.   The Principal Sum outstanding will be paid in full on the Due Date; and

b. Prepayment of the Principal Sum outstanding, from time to time for each year will be made annually, within sixty (60) days of receipt of Product Proceeds for the year, if the amount of Product Proceeds received for such year exceeds the amount of accrued and unpaid interest as at the end of such year. The amount of the annual prepayment, if any, against the Principal Sum outstanding from time to time will be equal to the difference between the Product Proceeds received for the year and the amount of accrued and unpaid interest as at the end of such year.

3.2       INTEREST

a. Interest on the Principal Sum outstanding from time to time pursuant to this Note will accrue from the date hereof up to and including the date of payment at the rate of 6% per annum calculated, but not compounded, yearly, and not in advance;

b.   Interest accrued and unpaid at the Due Date will be paid on the Due Date;

c. Interest accrued and unpaid at the end of each year, will be paid annually within thirty (30) days of receipt by Ward of Product Proceeds for the year, to the extent of the Product Proceeds, if any;

d. Accrued interest, if any, that is not paid in any year will continue to accrue and be outstanding until paid but will not be added to the Principal Sum payable under this Note and will not bear interest; and

e. The covenant of Ward to pay interest at the rate provided herein will not merge in any judgment in respect of any obligation of Ward hereunder and such judgment will bear interest as aforesaid and be payable in the same manner.

3.3       PRINCIPAL AND INTEREST ACCELERATION

     Notwithstanding Section 3.2 c., but subject to the limitation of liability set forth in sections 8.3 and 8.4, upon the occurrence of a Management Agreement Termination Event, the outstanding Principal Sum and accrued and unpaid interest at the Management Agreement Termination Date will be repaid within 30 days of the Management Agreement Termination Date.

     For the purposes of Section 3.3, the following terms have the meanings set out below:

     "Management Agreement Termination Date" means the date of the occurrence of a Management Agreement Termination Event; and

     "Management Agreement Termination Event" means the termination of the Management and Marketing Agreement, with respect to the Eastern Territory, pursuant to Article 5 of the Management and Marketing Agreement.

                                     ARTICLE 4
                                     ASSIGNMENT

4.1       ASSIGNMENT OF PRODUCT PROCEEDS

     Ward hereby assigns the Product Proceeds to the Holder as security for payment of Ward's obligations to the Holder under this Note.

     The provisions of this Section 4.1 and the rights of the Holder hereunder will, notwithstanding any other provisions of this Note, wholly terminate on the earlier of the date upon which this Note is retired or the indebtedness hereunder is extinguished.

                                     ARTICLE 5
                                      SECURITY

5.1       SECURITY FOR THE NOTE

     In consideration for the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Ward, and the due payment of all principal and interest on this Note from time to time outstanding and on all other monies from time to time owing on the security hereof and to secure the due performance by Ward of obligations herein contained, Ward does hereby grant, assign, mortgage, pledge, charge, hypothecate and create a security interest in, to and in favor of the Holder in an undivided fifty percent (50%) interest in the Purchased Assets provided that the charge hereby created will in no way hinder or prevent Ward at any time and from time to time (until an Event of Default occurs pursuant to Article 8 hereof and the Holder will have determined to enforce the same) from managing, developing, utilizing or dealing with all or any part of the subject matter of the said charge in the ordinary course of his business and for the purpose of carrying on or extending the same or from entering into the Management and Marketing Agreement; provided further that during any period in which there is any outstanding principal or any accrued and unpaid interest on this Note, Ward will not, and Ward hereby covenants that he will not, without the prior written consent of the Holder, sell or transfer all or any part of his undivided fifty percent (50%) interest in the Purchased Assets, or make, give, create, assume or allow to subsist any mortgage, pledge, hypothecation, lien, charge, encumbrance, assignment or other security, whether fixed or floating, upon the Purchased Assets or any part thereof.

     TO HAVE AND TO HOLD such assets and interests and all rights hereby conferred unto the Holder, its successors and assigns forever, but in trust nevertheless, for the uses and purposes and with the powers and authorities subject to the terms and conditions mentioned and set forth in this Note.

5.2       FURTHER ASSURANCES

     Ward will forthwith, and from time to time at his sole cost and expense, execute and do or cause to be executed and done all deeds, documents and things which, in the reasonable opinion of the Holder, are necessary or advisable for giving the Holder (so far as may be possible under the local laws of the places where the Purchased Assets are situated) a valid mortgage, pledge, charge and hypothecation of the nature herein specified upon the Purchased Assets to secure payment of monies intended to be secured by this Note, and for better assuring, mortgaging, pledging, charging, assigning, hypothecating and confirming unto the Holder the Purchased Assets, and for conferring upon the Holder such power of sale and other powers over the Purchased Assets as are hereby expressed to be conferred.

5.3       DEFEASANCE

     The Holder will at the written request and sole cost and expense of Ward cancel and discharge the lien of this Note and execute and deliver to Ward such deeds or other instruments as will be requisite to discharge the lien hereof and to reconvey to Ward any part of the Purchased Assets subject to the lien of this Note and to release Ward from the covenants herein contained and upon delivery of such written request to the Holder, rights hereby granted will cease, terminate and be void, provided that Ward will have satisfied the payment of all principal monies, and interests due or to become due on this Note.

5.4       POSSESSION AND USE OF PURCHASED ASSETS

     Until an Event of Default occurs pursuant to Article 8 hereof and the Holder will have determined to enforce the same pursuant to the provisions of this Note, Ward will, subject however to the express terms hereof, be suffered and permitted to possess, manage, develop, operate and enjoy the Purchased Assets, and freely to control the conduct of his business and to take and use any income, rents, issues and profits thereof in the same manner, to the same extent and with the same effect, except as provided herein, as if this Note had not been made.

5.5  ESCROW

     Notwithstanding Section 5.4 hereof the source code version of the Application Software, as defined in the Application Software Purchase Agreement, will be held by the Security Agent pursuant to the terms and conditions of the Security Agent Agreement.

                                     ARTICLE 6
                           REPRESENTATIONS AND WARRANTIES

6.1       WARD'S REPRESENTATIONS AND WARRANTIES

     Ward hereby represents and warrants to the Holder for the benefit of the Holder as follows:

a. Ward has the requisite power and authority to execute and deliver this Note, to consummate the transactions contemplated hereby and to duly observe and perform all his covenants and obligations herein set forth;

b. the execution and delivery of this Note does not and will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of any terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which Ward is subject or constitute or result in a default under any agreement, contract or commitment to which Ward is a party;

c. the execution and delivery of this Note will not constitute an event of default or an event which, with the giving of notice or lapse of time or both, would constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness (whether for borrowed money or otherwise) of Ward which would give any party to any such agreement, contract, indenture or other instrument the right to accelerate maturity for the payment of any monies under any such agreement, contract, indenture or other instrument; and

d. no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by Ward with any such governmental authority, regulatory body or court is required in order for Ward:

     i. to incur the obligations expressed to be incurred by Ward in or pursuant to this Note;

     ii. to execute and deliver all documents and instruments to be delivered by Ward pursuant to this Note;

     iii. to duly perform and observe the terms and provisions of this Note; and

     iv. to render this Note legal, valid, binding and enforceable against Ward in accordance with its terms.

                                     ARTICLE 7
                                 COVENANTS OF WARD

     Ward hereby covenants and agrees with the Holder for the benefit of the Holder as follows:

7.1       TO PAY PRINCIPAL AND INTEREST

     Ward will duly and punctually pay or cause to be paid to the Holder the Principal Sum and accrued interest thereon and all other moneys from time to time owing hereunder, on the dates, at the places, in the moneys and in the manner mentioned herein.

7.2       TO CARRY ON BUSINESS

     Ward will carry on and conduct his business involving the Purchased Assets in a proper and efficient manner; and at all reasonable times he will furnish or cause to be furnished to the Holder or its duly authorized agent or attorney such information relating to the business of Ward involving the Purchased Assets as the Holder may reasonably require.

                                     ARTICLE 8
                                      DEFAULT

8.1       EVENTS OF DEFAULT

     If any one or more of the following events has occurred and is continuing:

a. the non-payment when due of the Principal Sum, accrued interest thereon and any other amounts due under this Note;

b.   the breach by Ward of any material provision of this Note;

c. any representation or warranty made by Ward herein or in any financial statements, reports or other documents supplied to the Holder by Ward hereunder is false, incorrect or inaccurate in any materially adverse respect; or

d. If proceedings for bankruptcy or receivership are commenced, unless such proceedings are being actively and diligently contested by Ward in good faith;

provided that Ward will not have remedied such default within thirty (30) days (ten (10) days in the case of a monetary default) following receipt by Ward from the Holder of notice of the default, the Holder may, by written notice declare the Principal Sum and accrued interest thereon and any other amounts payable to it under this Note to be immediately due and payable without further presentation, notice or demand and Ward will immediately pay to the Holder all indebtedness of Ward owing to it pursuant to this Note.

8.2       REMEDIES

     If an Event of Default has occurred and is continuing and Ward has failed forthwith to pay the amounts owing hereunder, or remedy any breach of any of his obligations secured by this Note as herein outlined, the Holder shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code or other applicable California law then in effect. Without limiting the generality of the foregoing, the Holder, in addition to any other rights and remedies it may have, in its own name will be entitled and empowered to sell the Purchased Assets as provided in Section
8.4 below, as well as institute action or proceeding at law or in equity for the collection of the sums so due and unpaid and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Ward or other obligor upon this Note and collect in the manner provided by law out of the Purchased Assets, as provided for in this Note wherever situated the monies adjudged or decreed to be payable.

8.3       LIMITED RECOURSE

     Notwithstanding anything else contained in this Note, the Holder covenants and agrees with Ward that all of its recourse rights, powers and remedies for payment of any obligations of Ward to the Holder under this Note is limited to the Product Proceeds and the Sale Proceeds which will be applied in the following order of priority:

a.   to pay interest due and payable under this Note;

b.   to pay the Principal Sum outstanding from time to time; and

c.   to pay any other amounts owing by Ward to the Holder under this Note.

8.4       SALE OF PURCHASED ASSETS

a.   If an Event of Default has occurred and is continuing as provided in
     Section 8.2 hereof or the indebtedness created hereby either with respect to principal or interest remains in whole or in part unpaid as of the Due Date, the Holder will be entitled and empowered to dispose of the Purchased Assets or any part thereof: i. at public sale, which public sale may be conducted at the location designated by the Holder for cash or on credit and on such terms as the Holder may in its sole discretion, elect after giving at least five days notice of the time and place of sale in the manner provided by law, or ii. at private sale upon like notice for cash or on credit and on such other terms as the Holder may in its sole discretion elect;

b. The proceeds of the sale ("Sale Proceeds") of the Purchased Assets will be allocated as follows:

     i. to reimburse the Holder (to a maximum of 20% of the gross proceeds of sale), for all costs and expenses incurred as the result of an Event of Default and in connection with re-possession, storing, advertising, marketing and selling the Purchased Assets including, without limitation, reasonable attorneys' fees and costs;

     ii. to the Holder as a reduction of amounts owing by Ward under this Note allocated firstly as to interest and the remainder as to principal; and

     iii. the balance to Ward;

c. Any balance owing by Ward under this Note after the allocation of the Sale Proceeds will be forgiven by the Holder and Ward will have no further liability under this Note; and

d. This Note is non-negotiable. The Holder will have no right or recourse against any legal person in respect of the covenants contained in this Note other than, subject to Section 8.3, Ward, and his assigns but only severally and not jointly and only to the extent of each person's interest in the Purchased Assets.

8.5       LIMITATION OF LIABILITY

     Notwithstanding anything contained in this Note, Ward will not have any obligation to pay the Principal Sum outstanding from time to time under the
Note if the Management and Marketing Agreement is terminated as a result of the occurrence of an event described in Section 5.3 thereof.

                                     ARTICLE 9
                                       WAIVER

9.1 Either the Holder or Ward may waive any breach of any of the provisions contained in this Note or any default by the other person in the observance or performance of any covenant, condition or obligation required to be observed or performed by such person under the terms of this Note, provided any such waiver shall only be effective upon the delivery of written notice by the waiving party. No waiver, consent, act or omission by the Holder or Ward will extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom and no waiver or consent by the Holder or Ward will be binding unless it is in writing. The inspection or approval by the

Holder or Ward of any document or matter or thing done by the other will not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity, or binding effect of such document, matter or thing or a waiver of the obligations of the other.

                                     ARTICLE 10
                                TIME OF THE ESSENCE

10.1      Time will be of the essence of this Note.

                                     ARTICLE 11
                                      NOTICES

11.1 Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given personal delivery, international overnight courier service, or by facsimile (subject of confirmation of receipt), addressed to the respective party at the applicable address set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, or two (2) business days following deposit with any international overnight courier service, or upon confirmation of receipt if sent by facsimile transmission.

                                     ARTICLE 12
                                      GENERAL

12.1      VALIDITY

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

12.2      FURTHER ASSURANCES

     Ward and the Holder will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Note.

12.3      COUNTERPART EXECUTION

     This Note, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Note and will be binding on Ward and the Holder as if they had originally signed one copy of this Note.

12.4      ASSIGNMENT

     Ward may assign all or any part of its interest in Purchased Assets, except that any assignment to any person who is carrying on a business immediately prior to such assignment that is in direct competition with Holder, shall require the prior written consent of the Holder. An assignment shall be effected by:

a.   by giving written notice of the names and addresses of the assignees; and

b. by delivering to the Holder a written undertaking of the assignees acknowledging receipt of a copy of the Note and agreeing to be bound by the terms and conditions of the Note.

     The Holder may assign this Note in whole, but not in part, and only with an assignment of all of its rights and obligations under, and as permitted by, the Management and Marketing Agreement by giving Ward written notice of the name and address of the assignee.

12.5      BINDING EFFECT

     This Note and all of its provisions will enure to the benefit of the Holder and Ward and will be binding upon the Holder and Ward. The expressions the "Holder" and the "Ward" as used herein will include the Holder's and Ward's assigns, whether immediate or derivative, respectively.

12.6      AMENDMENT

     This Note may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

12.7      COSTS

     Each party hereto will bear its own legal, accounting and other costs relating to all matters involved in the preparation, delivery and enforcement of this Note.

12.8      REMEDIES NOT EXCLUSIVE

     No right or remedy herein is exclusive of any other right or remedy. Each and every right and remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.

12.9      JURISDICTION, VENUE AND GOVERNING LAW

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in the state and federal courts located in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the state and federal courts located in the County of Santa Clara, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

     IN WITNESS WHEREOF Ward and the Holder have duly executed these presents under the hands of their proper officers in that behalf.

WARD:                         /s/ G. Kingsley Ward
                              -------------------------------------
                              G. Kingsley Ward



HOLDER:                       ALYA INTERNATIONAL, INC.


                              By:  /s/ Milan Carnogursky
                                 ----------------------------------
                                   Milan Carnogursky
                                   President, Chairman and
                                   Chief Executive Officer

                               SECURITY AGENT AGREEMENT

              THIS AGREEMENT made as of this 22nd day of December, 1997, is by and AMONG:


                     BURNET, DUCKWORTH & PALMER, having a business address at First Canadian Centre 1400, 350 7th Avenue S.W. Calgary, Alberta T2P 3N9 Canada, Fax: (403) 260-0332 ("Security Agent")

                                                              OF THE FIRST PART;

                                        - and -

                     G. KINGSLEY WARD ("Ward") and BARRY PIKE ("Pike"), both individuals, as joint venturers (each with an undivided 50% interest) utilizing a business address at #700, 300 5th S.W. Street, 7th Floor, Calgary Alberta, T2P 3C4,
                     Fax: (403) 215-5445 (hereinafter collectively referred to as "Joint Venturers" and individually as "Joint Venturer")

                                                             OF THE SECOND PART;

                                       - and -

                     ALYA INTERNATIONAL, INC., a corporation incorporated pursuant to the laws of Delaware having a business address at 2465 East Bayshore Road, No. 348, Palo Alto, CA 94303,
                     Fax: (650) 361-8286 ("Alya")

                                                              OF THE THIRD PART.


WHEREAS:

A. Pursuant to that certain Application Software Purchase Agreement, dated December 22, 1997, by and between Curtis Bartlett, an individual acting as agent on behalf of the Joint Venturers, (the "Agent") and Alya (the "Purchase Agreement"), Agent (as agent on behalf of the Joint Venturers) purchased the Purchased Assets, as more particularly described in the Purchase Agreement;

B. The Purchase Agreement provided that Agent (as agent on behalf of the Joint Venturers) would purchase and acquire the Purchased Assets for cash and the Note (as defined in section 1.1(n) of the Purchase Agreement) (the "Note") deliverable at closing;

C. The Note, as defined, is comprised of two secured term notes (the "Ward Note" and the "Pike Note"), each secured by an undivided 50% interest in the Purchased Assets;

D. Pursuant to the terms of the Ward Note, Ward granted a security interest in his undivided 50% interest in the Purchased Assets to Alya as a means of securing performance of his obligations under the Ward Note; and pursuant to the terms of the Pike Note, Pike granted a security interest in his undivided 50% interest in the Purchased Assets to Alya as a means of securing performance of his obligations under the Pike Note;

E. In connection with the Ward Note and the Pike Note, the parties hereto have agreed to establish and maintain this Security Agent Agreement; and

F. This Security Agent Agreement provides, INTER ALIA, that the Joint Venturers shall deliver, or cause to be delivered, to the Security Agent the source code version of the Application Software, and that the Security Agent shall hold the source code version of the Application Software subject to the terms and conditions of this Agreement.

              NOW THEREFORE, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, the Joint Venturers, the Security Agent and Alya hereby agree as follows:


                                      ARTICLE 1
                                    INTERPRETATION

1.1           DEFINITIONS

              Except as otherwise set forth herein, capitalized terms shall have the meanings ascribed to them in the Purchase Agreement:

       (a) "MANAGEMENT AGREEMENT" means the Management and Marketing Agreement made as of December 22, 1997, between the Joint Venturers and Alya;

       (b) "NOTE" means the two 6.0% Secured Term Notes (one issued by each of the Joint Venturers), dated December 22, 1997, each secured by a Joint Venturer's undivided 50% interest in the Purchased Assets; and "Ward Note" means such Note issued by Ward, and "Pike Note" means such Note issued by Pike;

       (c) "PURCHASE AGREEMENT" means the Application Software Purchase Agreement made as of December 22, 1997, between Agent (as agent on behalf of the Joint Venturers) and Alya;

       (d) "RELEASE NOTICE" means a notice to the Security Agent in the form attached as Schedule "A" to this Agreement; and

       (e)    "SOFTWARE" means the source code for the Application Software.

1.2           INTERPRETATION

       (a) The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section, Subsection or other portion of this Agreement and include any agreement amending or supplemental to this Agreement. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Agreement;

       (b) Except as specifically stated in this Agreement, all references to currency are to Canadian dollars. Any currency conversion required or contemplated by this Agreement with respect to Canadian and United States of America currency will be based on the rate published by the Bank of Canada as the noon spot rate of exchange applicable for such currencies on the business day immediately before the date of conversion; and

       (c) Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof and all covenants herein will be construed to be joint and several when applicable to more than one party.


                                      ARTICLE 2
                                 DEPOSIT OF SECURITY

2.1           ORIGINAL DEPOSIT

              Concurrently with the Closing, the Joint Venturers shall deliver, or cause to be delivered, to the Security Agent, the Software as security for the Joint Venturers' obligations to Alya under the Note. Alya shall examine the Software as delivered, and certify the completeness and accuracy of the Software in a letter, the form and content of which is acceptable to the Joint Venturers, forwarding the same to the Security Agent with a copy to the Joint Venturers.

2.2           SUBSEQUENT DEPOSITS

              Alya shall deliver or cause to be delivered to the Security Agent the source code for any Enhancements to the Software annually in accordance with the Management Agreement as security for the Joint Venturers' obligations to Alya under the Note. Alya, at the time of delivering source code for Enhancements to the Security Agent, shall certify the completeness and accuracy of the Software in a letter, the form and content of which is acceptable to the Joint Venturers, forwarding the same to the Security Agent with a copy to the Joint Venturers.

2.3           RETENTION OF SECURITY

              The Security Agent shall hold the Software and shall release the same upon the terms and conditions provided in this Agreement.

                                      ARTICLE 3

                   RELEASE OR RETURN OF SECURITY BY SECURITY AGENT

3.1           DELIVERY TO THE JOINT VENTURERS

              The Security Agent shall deliver all Software which has been deposited with the Security Agent to the Joint Venturers upon the occurrence of either of the following events:

       (a) Alya and the Joint Venturers deliver a Release Note, executed by each of Alya and the Joint Venturers, to the Security Agent; or

       (b) Subject to compliance with Section 3.2 hereof, the Security Agent has received from the Joint Venturers each of the following items:

              (i) notice that (x) the Management Agreement has been terminated or (y) that all outstanding principal and accrued interest under the Note has been paid;
              (ii) written demand that all Software deposited with the Security Agent be delivered to the Joint Venturers;
              (iii) a certified or cashier's cheque payable to the Security Agent in an amount equal to any amounts owing to the Security Agent pursuant to this Agreement; and
              (iv) specific instructions from the Joint Venturers for delivery of the Software.

3.2           PROCEDURE FOR DELIVERY TO THE JOINT VENTURERS

       (a) If the provisions of Section 3.1(b) are met, the Security Agent shall, within five (5) days following receipt of all of the items specified in Section 3.1(b), send by overnight courier to Alya a copy of all such documents received by Security Agent pursuant to
              Section 3.1(b). Alya shall have twenty (20) days from the date that the Security Agent shall have delivered the documents to Alya to send to the Security Agent written notice of its objection to the release of all the Software and to request that the issue of the Joint Venturers' entitlement to the Software be submitted to arbitration in accordance with the provisions of this Agreement;

       (b) If Alya shall request arbitration, the matter shall be submitted to and settled by arbitration in accordance with Section 10 hereof; and

       (c) If within twenty (20) days following the delivery of the items specified in Section 3.1(b) to Alya, the Security Agent has not received written notice of Alya's objection to the release of the Software and its request for arbitration, then the Security Agent shall release the Software to the Joint Venturers in accordance with the instructions specified in Section 3.1(b)(iv).

3.3           DELIVERY TO ALYA

              The Security Agent shall deliver all Software which has been deposited with the Security Agent to Alya upon the occurrence of either of the following events:

       (a) The Joint Venturers and Alya deliver a Release Notice executed by each of the Joint Venturers and Alya to Security Agent; or

       (b) Subject to compliance with Section 3.4 hereof, the Security Agent has received from Alya each of the following items:

              (i) written notification that the Joint Venturers are in breach of the Note;

              (ii) a written demand that all Software deposited with the Security Agent be delivered by Alya;

              (iii) a certified or cashier's cheque payable to the Security Agent in an amount equal to any amounts owning to the Security Agent pursuant to this Agreement; and

              (iv) specific instructions from Alya for delivery of the software.

3.4           PROCEDURE FOR DELIVERY TO ALYA

       (a) If the provisions of Section 3.3(b) are met, the Security Agent shall,within five days following receipt of all of the items specified in Section 3.3(b), send by overnight courier to the Joint Venturers a copy of all such documents received by Security Agent pursuant to Section 3.3(b). The Joint Venturers shall have twenty (20) days from the date the Security Agent shall have delivered the documents to the Joint Venturers to send to the Security Agent written notice of its objection to the release of all the Software and to request that the issue of Alya's entitlement to the Software be submitted to arbitration in accordance with the provisions of this Agreement;

       (b) If the Joint Venturers shall request arbitration, the matter shall be submitted to and settled by arbitration in accordance with
              Section 10 hereof; and

       (c) If within twenty (20) days following delivery of the items specified in Section 3.3(b) to the Joint Venturers, the Security Agent has not received written notice of the Joint Venturers's objection to the release of the Software and its request for arbitration, then the Security Agent shall release the Software to Alya in accordance with the instructions specified in Section 3.3(b)(iv).

                                      ARTICLE 4
                            OWNERSHIP OF PURCHASED ASSETS

4.1           ACKNOWLEDGEMENT

              The Security Agent, Alya and the Joint Venturers each hereby recognize and acknowledge that the Joint Venturers own all right, title and interest in and to the Purchased

Assets (each as to an undivided 50% interest), subject only to the security interests created pursuant to the Note in favour of Alya, and the license granted to Alya pursuant to Section 4 of the Mangement Agreement, and that the Security Agent holds the Purchased Assets as agent for the Joint Venturers until delivery in accordance with this Agreement.

                                      ARTICLE 5
                  DUTIES AND RESPONSIBILITIES OF THE SECURITY AGENT


5.1           DUTIES

              The Security Agent shall not be bound in any way by an agreement or contract between the Joint Venturers and Alya (whether or not the Security Agent has knowledge thereof), and the Security Agent's only duties and responsibilities shall be to hold the Software it receives and to deliver same in accordance with the terms of this Agreement. The Security Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing and signed by Alya and the Joint Venturers and, if its duties are affected, unless it shall have given its prior written consent thereto.

5.2           AUTHORITY TO ACT

              The Security Agent has the absolute authority to accept or act upon each executed Release Notice received pursuant to this Agreement, without any obligation of inquiry as to the validity, authenticity or accuracy thereof. Should it be necessary for the Security Agent to accept or act upon any instructions, directions, documents or instruments signed or issued by or on behalf of any corporation, partnership, fiduciary or individual, it shall not be necessary for the Security Agent to inquire into the authority of the signer(s). The Security Agent shall be protected in acting upon any notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it, signed by any of the parties hereto, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained. Unless otherwise directed in a writing mutually executed by Alya and the Joint Venturers and delivered to the Security Agent not less than five business days prior to the applicable scheduled Software delivery, the Security Agent is hereby authorized to make deliveries pursuant hereto by the commercial courier, which the Security Agent, in its sole discretion, selects. The Security Agent shall not be liable in any manner for the acts, omissions, delays or failures to deliver by any such selected commercial couriers.

5.3           AMENDMENT, RESIGNATION AND/OR TERMINATION

              This Agreement may be altered or amended only with the consent of each of Alya, the Joint Venturers and Security Agent. The Security Agent may resign as Security Agent at any time upon 30 days' prior written notice to the Joint Venturers and Alya. The Joint Venturers and Alya may remove the Security Agent as security agent at any time upon 30 days' prior written notice to the Security Agent. In the event of resignation or termination of the Security Agent, Alya and the Joint Venturers shall attempt to mutually agree upon the selection of a new security agent. In the event that they are unable to agree, the new security agent shall be another firm of barristers and solicitors authorized to practice law in Canada or an independent, qualified trust or escrow company or organization, located in the Province of Alberta, selected by the Joint Venturers. From the date the Security Agent receives notice of termination or gives notice of resignation and until a successor Security Agent shall have been appointed and shall have accepted such appointment, the Security Agent's only duty shall be to hold any deposited software then in the Security Agent's possession in accordance with the provisions of this Agreement (but without regard to any notices, requests, instructions or demands received by the Security Agent from any party hereto after the Security Agent's notice of resignation shall have been given or notice of termination shall be received). Upon the appointment of, and acceptance by, a successor Security Agent, the former Security Agent shall deliver to the successor Security Agent any Software and other documents or instruments relating thereto then in its possession.

5.4           NO ACTION REQUIRED

              In the event that any of the notices and/or Software or other documents or instruments to be delivered pursuant to the terms hereof are not delivered to the Security Agent, Security Agent shall have no duty whatsoever to take any action with respect to procurement of the same. The Security Agent shall have no obligation or responsibility to verify that any Software or other documents or instruments delivered hereunder are the Enhancements or other documents required to be delivered by Alya pursuant to the Purchase Agreement or the Management Agreement. The Security Agent may, however, allow such verification to be obtained at, or within a reasonable time of, such delivery by a qualified employee or agent of any one of the Joint Venturers and may permit such employee or agent reasonable access to such Software, document or other instrument for the purposes of making such verification. For the purpose of this paragraph, the parties agree that such Software, document or other instrument may be initially delivered to such employee or agent for the sole purpose of making such verification followed by immediate delivery of the Security Agent.

5.5           EXPENSE REIMBURSEMENT

              In addition to the indemnification obligations set forth herein, Alya and the Joint Venturers each hereby jointly and severally agrees to reimburse Security Agent for all expenses incurred in connection with performing and carrying out its responsibilities hereunder, including without limitation, legal and professional fees and expenses.

5.6           SECURITY AGENT FEES

              The fees and reasonable expenses of the Security Agent shall be shared equally by the Joint Venturers on the one hand and Alya on the other hand. Such fees shall include:

              (a) for each year, or portion thereof, that the Security Agent holds the Software, an amount of $100.00 payable at the beginning of the year; and

              (b)    any additional amount mutually agreed to by the parties.

                                      ARTICLE 6
                               DISCLAIMER OF LIABILITY

6.1 Except for fraud or intentional misconduct, Security Agent shall not be liable to Alya, the Joint Venturers or any other party claiming beneficiary status under this Agreement for any act, or failure to act, by Security Agent in connection with this Agreement. Security Agent will not be liable for special, indirect, incidental or consequential damages hereunder.

                                      ARTICLE 7
                               INDEMNITY AND LIABILITY

7.1 The Joint Venturers, Alya and any party claiming beneficiary status under this Agreement hereby, jointly and severally, agree to indemnify and hold harmless and be liable to Security Agent and each of its partners, employees and agents, absolutely and forever, and from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including legal and professional fees and expenses, that may be asserted against or incurred by Security Agent or any of its employees or agents, with respect to the performance of its duties under this Agreement.

                                      ARTICLE 8
                              DISPUTES AND INTERPLEADER

8.1 In the event of any dispute between the Joint Venturers and Alya or any third party claiming beneficiary status under this Agreement, Security Agent may submit this matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Security Agent in connection therewith shall be borne by the party seeking a copy of the Software deposited with Security Agent. Without limiting the generality of the foregoing, if Security Agent shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, schedule, report, certificate, direction or other document from any person or entity with respect to the Software, that in the opinion of the Security Agent, in its sole discretion, is in conflict with any provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the ownership or right of possession of the Software or any part thereof, Security Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to exercise best efforts to keep safe the Software until Security Agent shall be directed otherwise in writing by an order, decree, or judgment of a court of competent jurisdiction that is then finally affirmed on appeal or that by the lapse of time or otherwise is no longer subject to appeal; but Security Agent shall be under no duty to institute or defend any such proceeding.

                                      ARTICLE 9
                                       NOTICES

9.1 All notices and other communications hereunder or in connection herewith shall be in writing and shall be given by personal delivery, international overnight courier service, facsimile or by Canadian (or U.S., as applicable) mail, certified or registered, postage prepaid, return receipt requested, to the respective party at the address set forth below, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this section. All notices, requests or communications shall be deemed effective upon personal delivery, or five (5) days following deposit in the Canadian (or U.S., as applicable) mail, or upon the next business day after sending by facsimile or two (2) business days following deposit with any international overnight courier service.

              If to Alya to:              Alya International, Inc.
                                          2465 East Bayshore Road
                                          No. 348
                                          Palo Alto, CA  95125

                                          Attention:    Chief Executive Officer
                                          Fax No.       (604) 528-9983

              If to any one of the Joint Venturers to them at:
                                          #700, 300 5th S.W. Street, 7th Floor
                                          Calgary, Alberta  T2P 3C4

                                          Fax No.       (403) 215-5445

              If to Security Agent to:    Burnet, Duckworth & Palmer
                                          First Canadian Centre 1400
                                          350 7th Avenue SW
                                          Calgary, Alberta T2P 3N9

                                          Attention:    G.Dino DeLuca
                                          Fax No:       (403) 260-0332


                                      ARTICLE 10
                                     ARBITRATION

10.1 Any dispute arising among the parties under this Agreement will be settled by initially escalating the dispute to senior management of the parties for resolution and, in the event that senior management cannot resolve the dispute within 30 days of escalation of the dispute to such level, then the parties agree that such dispute shall be settled by final and binding arbitration in Calgary, Alberta, before a single arbitrator mutually acceptable to the parties involved in the dispute, in accordance with arbitration legislation in the Province of Alberta then existing, except as otherwise specifically provided herein. The arbitrator shall apply the laws of the Province of Alberta and the laws of Canada for the purposes of construing and enforcing this Agreement and any dispute arising hereunder. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the disputes. Unless otherwise determined by the arbitrator, all expenses in connection with such arbitration will be divided equally between the parties involved in the dispute (provided that if both of the Joint Venturers are involved in the dispute then they shall be collectively considered one party for the purposes of the division of expenses), with the exception of expenses of counsel, witnesses and employees of the parties which will be borne by the parties incurring them. Notwithstanding anything to the contrary herein, each party will always be entitled to seek preliminary or provisional remedies or release (including attachments and preliminary injunctions) from any court of competent jurisdiction.

                                      ARTICLE 11
                                 NO WAIVER OR RIGHTS

11.1 The delay or failure of any party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any provision of this Agreement shall in any way be considered a continuing waiver or be construed as a subsequent waiver or any such provision, or any other provision of this Agreement. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto.

                                      ARTICLE 12
                              BINDING EFFECT; ASSIGNMENT

12.1 This Agreement shall be binding upon, and enure to the benefit of, all the parties hereto and their respective successors, legal representatives and assigns permitted under the Purchase Agreement. Each of the parties hereto acknowledges and accepts that any assignee permitted under the Purchase Agreement, which assignee has agreed to abide by and be bound by all the applicable conditions set forth in each of the Purchase Agreement, the Management Agreement and the Note, shall constitute an intended third party beneficiary under this Agreement, and be entitled to all the rights of an intended third party beneficiary. The parties will amend this Agreement to include such persons, if requested to do so by the Joint Venturers or Alya, and in any event the Joint Venturers and Alya will notify the Security Agent of the name of any assignee.

                                      ARTICLE 13
                                     AUDIT RIGHTS

13.1 During the term of this Agreement, the Joint Venturers shall have the right, upon not less than ten days prior written notice to Alya, to examine all of the items which have been deposited with, and are being held by, the Security Agent, pursuant to the terms and conditions of this Agreement, for the purpose of ascertaining the completeness and accuracy of the deposited items.

                                      ARTICLE 14
                                       GENERAL

14.1          VALIDITY

              If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

14.2          FURTHER ASSURANCES

              Each of the parties will, at any time and from time to time at the request of the other parties, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Agreement.

14.3          COUNTERPART AND FACSIMILE EXECUTION

              This Agreement, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Agreement and will be binding on the parties as if they had originally signed one copy of this Agreement.

14.4          TIME OF THE ESSENCE

              Time will be of the essence of this Agreement.

14.5          COSTS

              Except as specifically provided in this Agreement, each party hereto will bear its own legal, accounting and other costs relating to all matters involved in this transaction.

14.6          CONFIDENTIALITY

              The parties will treat this Agreement and all information relating to this Agreement and the transactions contemplated by this Agreement confidentially and no public disclosure by either party will be made without the prior approval of the other, not to be unreasonably withheld, except as legally required by a party to satisfy disclosure obligations to shareholders and regulators, in which case simultaneous notice of such disclosure will be given to the other party.

14.7          ENTIRE AGREEMENT

              This agreement constitutes the entire Agreement among the parties and supersedes all proposals, oral or written, and all other communications among them relating to the subject matter hereof.

14.8          JURISDICTION, VENUE AND GOVERNING LAW

              This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein (regardless of either jurisdiction's or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in Calgary, Alberta, Canada, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in Calgary, Alberta, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

14.9          NO CONFLICT

              Alya and the Joint Venturers each acknowledge that (a) the Security Agent or its partners, employees, agents or associates have provided counsel to the Joint Venturers in connection with the transactions contemplated by the Purchase Agreement; (b) the duties of the Security Agent hereunder are purely mechanical; and (c) the Security Agent is acting hereunder for the convenience of Alya and the Joint Venturers and shall not be impeachable or accountable because of any conflicting or potentially conflicting duty to the Joint Venturers or any advice provided to them.

              IN WITNESS WHEREOF the undersigned have executed this Security Agreement as of the date first set forth above.

ALYA:                              ALYA INTERNATIONAL, INC.

                                   By: /s/ Milan Carnogursky
                                      -----------------------------------------

                                      -----------------------------------------
                                      Milan Carnogursky
                                      President, Chairman & CEO


THE JOINT VENTURERS:
                                      /s/ G. Kingsley Ward
                                      -----------------------------------------
                                      G. Kingsley Ward

Witness: /s/ June Hamette
Witness: /s/ Cheryl Ostilly

                                      /s/ Barry Pike
                                      -----------------------------------------
                                      Barry Pike


SECURITY AGENT:                    BURNET, DUCKWORTH & PALMER

                                   By: /s/ G. Dino Deluca
                                      -----------------------------------------


                                      G. Dino Deluca, Partner
                                      -----------------------------------------
                                      (Print name and Title)

                                      SCHEDULE A

                                    RELEASE NOTICE


Burnet, Duckworth & Palmer
First Canadian Centre 1400
350 7th Avenue SW
Calgary, Alberta  T2P 3N9 Canada


Dear Sirs:

RE:    SECURITY AGENT AGREEMENT

This Release Notice is being delivered pursuant to the Security Agent Agreement, dated December 22, 1997 ("Security Agent Agreement"), among G. Kingsley Ward and Barry Pike as joint venturers, each with an undivided 50% interest, ("The Joint Venturers"), Alya International, Inc. ("Alya") and Burnet, Duckworth & Palmer ("Security Agent'). Except as otherwise set forth herein, capitalized terms shall have the meanings ascribed to them in the Security Agent Agreement.

Security Agent is hereby authorized and directed to deliver all the Software and all documents, instruments and other items delivered to it by the Joint Venturers or Alya in its capacity as Security Agent to [____________________].

Dated:                                       ALYA INTERNATIONAL, INC.

                                          By:
                                             ---------------------------------

                                             ---------------------------------
                                             Milan Carnogursky
                                             President, Chairman & CEO


                                             ---------------------------------
Dated:                                       G. Kingsley Ward



Dated:
                                             ---------------------------------
                                             Barry Pike